================================================================================


                                U.S. $100,000,000




                         MULTICURRENCY CREDIT AGREEMENT



                                   DATED AS OF



                                FEBRUARY 15, 1996



                                      AMONG



                               BELL SPORTS CORP.,



                          THE GUARANTORS PARTY HERETO,



                             THE BANKS PARTY HERETO,



                                       AND



                          HARRIS TRUST AND SAVINGS BANK
                                    AS AGENT




================================================================================

                                TABLE OF CONTENTS

              (THIS TABLE OF CONTENTS IS NOT PART OF THE AGREEMENT)


SECTION 1.                 THE REVOLVING CREDIT..............................................................................

       Section 1.1.            The Loan Commitment...........................................................................
       Section 1.2.            Letters of Credit.............................................................................
       Section 1.3.            Applicable Interest Rates.....................................................................
       Section 1.4.            Minimum Borrowing Amount for Committed Loans..................................................
       Section 1.5.            Manner of Borrowing Committed Loans and Designating Interest Rates
                               Applicable to Committed Loans.................................................................
       Section 1.6.            Default Rate on Committed Loans...............................................................
       Section 1.7.            Notes for Committed Loans.....................................................................

SECTION 2.                 THE SWING LINE....................................................................................

       Section 2.1.            Swing Loans...................................................................................
       Section 2.2.            Interest on Swing Loans.......................................................................
       Section 2.3.            Requests for Swing Loans......................................................................
       Section 2.4.            Refunding Loans...............................................................................
       Section 2.5.            Participations................................................................................

SECTION 3.                 GENERAL PROVISIONS APPLICABLE TO LOANS; REDUCTION OF COMMITMENTS..................................

       Section 3.1.            Interest Periods..............................................................................
       Section 3.2.            Maturity of Loans.............................................................................
       Section 3.3.            Prepayments...................................................................................
       Section 3.4.            Funding Indemnity for Fixed Rate Loans........................................................
       Section 3.5.            Commitment Terminations.......................................................................

SECTION 4.                 FEES AND EXTENSIONS...............................................................................

       Section 4.1.            Fees..........................................................................................
       Section 4.2.            Extension of Termination Date.................................................................

SECTION 5.                 PLACE AND APPLICATION OF PAYMENTS.................................................................

       Section 5.1.            Place and Application of Payments.............................................................

SECTION 6.                 DEFINITIONS; INTERPRETATION.......................................................................

       Section 6.1.            Definitions...................................................................................
       Section 6.2.            Interpretation................................................................................

SECTION 7.                 REPRESENTATIONS AND WARRANTIES....................................................................

       Section 7.1.            Corporate Organization and Authority..........................................................

       Section 7.2.            Subsidiaries..................................................................................
       Section 7.3.            Corporate Authority and Validity of Obligations...............................................
       Section 7.4.            Financial Statements..........................................................................
       Section 7.5.            No Litigation; No Labor Controversies.........................................................
       Section 7.6.            Taxes.........................................................................................
       Section 7.7.            Approvals.....................................................................................
       Section 7.8.            ERISA.........................................................................................
       Section 7.9.            Government Regulation.........................................................................
       Section 7.10.           Margin Stock..................................................................................
       Section 7.11.           Licenses and Authorizations; Compliance with Environmental and
                               Health Laws...................................................................................
       Section 7.12.           Ownership of Property; Liens..................................................................
       Section 7.13.           No Burdensome Restrictions; Compliance with Agreements........................................
       Section 7.14.           Full Disclosure...............................................................................
       Section 7.15.           No Other Domestic Bank Debt At Closing........................................................

SECTION 8.                 CONDITIONS PRECEDENT..............................................................................

       Section 8.1.            Initial Credit Event..........................................................................
       Section 8.2.            All Credit Events.............................................................................

SECTION 9.                 COVENANTS.........................................................................................

       Section 9.1.            Corporate Existence; Subsidiaries.............................................................
       Section 9.2.            Maintenance...................................................................................
       Section 9.3.            Taxes.........................................................................................
       Section 9.4.            ERISA.........................................................................................
       Section 9.5.            Insurance.....................................................................................
       Section 9.6.            Financial Reports and Other Information.......................................................
       Section 9.7.            Bank Inspection Rights........................................................................
       Section 9.8.            Conduct of Business...........................................................................
       Section 9.9.            Liens.........................................................................................
       Section 9.10.           Use of Proceeds; Regulation U.................................................................
       Section 9.11.           Sales and Leasebacks..........................................................................
       Section 9.12.           Mergers, Consolidations and Sales of Assets...................................................
       Section 9.13.           Use of Property and Facilities; Environmental and Health and Safety
                               Laws..........................................................................................
       Section 9.14.           Investments, Acquisitions, Loans, Advances and Guaranties.....................................
       Section 9.15.           Consolidated Tangible Net Worth...............................................................
       Section 9.16.           Funded Debt Ratio.............................................................................
       Section 9.17.           Interest Coverage Ratio.......................................................................
       Section 9.18.           Capital Expenditures..........................................................................
       Section 9.19.           Dividends and Certain Other Restricted Payments...............................................
       Section 9.20.           North American Company........................................................................
       Section 9.21.           Transactions with Affiliates..................................................................
       Section 9.22.           Compliance with Laws..........................................................................

                                      -4-

       Section 9.23.           No Changes in Fiscal Year.....................................................................

SECTION 10.                EVENTS OF DEFAULT AND REMEDIES....................................................................

       Section 10.1.           Events of Default.............................................................................
       Section 10.2.           Non-Bankruptcy Defaults.......................................................................
       Section 10.3.           Bankruptcy Defaults...........................................................................
       Section 10.4.           Collateral for Undrawn Letters of Credit......................................................
       Section 10.5.           Notice of Default.............................................................................
       Section 10.6.           Expenses......................................................................................

SECTION 11.                CHANGE IN CIRCUMSTANCES...........................................................................

       Section 11.1.           Change of Law.................................................................................
       Section 11.2.           Unavailability of Deposits or Inability to Ascertain, or Inadequacy
                               of, LIBOR.....................................................................................
       Section 11.3.           Increased Cost and Reduced Return.............................................................
       Section 11.4.           Lending Offices...............................................................................
       Section 11.5.           Discretion of Bank as to Manner of Funding....................................................

SECTION 12.                THE AGENT.........................................................................................

       Section 12.1.           Appointment and Authorization of Agent........................................................
       Section 12.2.           Agent and its Affiliates......................................................................
       Section 12.3.           Action by Agent...............................................................................
       Section 12.4.           Consultation with Experts.....................................................................
       Section 12.5.           Liability of Agent; Credit Decision...........................................................
       Section 12.6.           Indemnity.....................................................................................
       Section 12.7.           Resignation of Agent and Successor Agent......................................................

SECTION 13.                THE GUARANTEES....................................................................................

       Section 13.1.           The Guarantees................................................................................
       Section 13.2.           Guarantee Unconditional.......................................................................
       Section 13.3.           Discharge Only Upon Payment in Full; Reinstatement in Certain
                               Circumstances.................................................................................
       Section 13.4.           Waivers.......................................................................................
       Section 13.5.           Limit on Recovery.............................................................................
       Section 13.6.           Stay of Acceleration..........................................................................
       Section 13.7.           Benefit to Guarantors.........................................................................

SECTION 14.                MISCELLANEOUS.....................................................................................

       Section 14.1.           Withholding Taxes.............................................................................
       Section 14.2.           No Waiver of Rights...........................................................................
       Section 14.3.           Non-Business Day..............................................................................
       Section 14.4.           Documentary Taxes.............................................................................
       Section 14.5.           Survival of Representations...................................................................
       Section 14.6.           Survival of Indemnities.......................................................................
       Section 14.7.           Sharing of Set-Off............................................................................

                                      -5-

       Section 14.8.           Notices.......................................................................................
       Section 14.9.           Counterparts..................................................................................
       Section 14.10.          Successors and Assigns........................................................................
       Section 14.11.          Participants and Note Assignees...............................................................
       Section 14.12.          Assignment Agreements.........................................................................
       Section 14.13.          Amendments....................................................................................
       Section 14.14.          Headings......................................................................................
       Section 14.15.          Legal Fees, Other Costs and Indemnification...................................................
       Section 14.16.          Set Off.......................................................................................
       Section 14.17.          Currency......................................................................................
       Section 14.18.          Entire Agreement..............................................................................
       Section 14.19.          Governing Law.................................................................................
       Section 14.20.          Submission to Jurisdiction; Waiver of Jury Trial..............................................

SIGNATURE....................................................................

SIGNATURE....................................................................

SIGNATURE....................................................................

SIGNATURE....................................................................

SIGNATURE....................................................................

SIGNATURE....................................................................

SIGNATURE....................................................................

SIGNATURE....................................................................

SIGNATURE....................................................................


EXHIBITS
               A       -     Form of Notice of Payment Request
               B       -     Form of Revolving Credit Note
               C       -     Form of Swingline Note
               D       -     Form of Compliance Certificate
               E       -     Subsidiary Guarantee Agreement
               F-1     -     Opinion of Counsel
               F-2     -     Opinion of Counsel
               F-3     -     Opinion of Counsel
               G       -     Assignment Agreement

SCHEDULE 1.2
  (Standby)            Form of Application for Standby Letters of Credit
SCHEDULE 1.2
  (Commercial)         Form of Application for Commercial Letter of Credit
SCHEDULE 7.2           Schedule of Existing Subsidiaries
SCHEDULE 7.5           Litigation and Labor Controversies

SCHEDULE 7.11  Environmental Matters
SCHEDULE 7.12  Real Property
SCHEDULE 9.9           Existing Liens
SCHEDULE 9.21  Contracts with Affiliates

                                CREDIT AGREEMENT



To each of the Banks signatory hereto



Ladies and Gentlemen:

         The undersigned, Bell Sports Corp., a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available a revolving credit for loans and letters of credit (the "Revolving Credit") and a swing line (the "Swing Line") for loans only, in each case as described herein. Each of you is hereinafter referred to individually as a "Bank," all of you are hereinafter referred to collectively as the "Banks," and Harris Trust and Savings Bank in its capacity as agent for the Banks hereunder is hereinafter referred to as the "Agent."


SECTION 1.               THE REVOLVING CREDIT.

             Section 1.1. The Loan Commitment. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively "Committed Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars and the Alternative Currency in an aggregate outstanding Original Dollar Amount up to the amount of its revolving credit commitment set forth on the applicable signature page hereof (its "Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments"), subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate Original Dollar Amount of Loans (whether Committed Loans or Swing Loans) and of L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time, and the sum of the aggregate Original Dollar Amount of Committed Loans denominated in the Alternative Currency shall not exceed $20,000,000. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Committed Loans denominated in U.S. Dollars be either Domestic Rate Loans or Eurocurrency Loans. All Committed Loans denominated in the Alternative Currency shall be Eurocurrency Loans. Committed Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

             Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby or commercial letters of credit (each a "Letter of Credit") for the Borrower's account in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate Original Dollar Amount of Loans (whether Committed Loans or Swing Loans) then outstanding. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to reimburse the Agent for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with each Bank's Percentage.

           (b) Applications. At any time before the Termination Date, the Agent shall, at the request of the Borrower, issue one or more Letters of Credit, in a form satisfactory to the Agent and the Borrower, with expiration dates no later than the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form customarily prescribed by the Agent for the type of Letter of Credit, whether standby or commercial, requested (each an "Application"). The current form of the Agent's Applications are attached as Schedule 1.2 (Standby) and
Schedule 1.2 (Commercial) hereto. The Agent shall provide the Borrower and each Bank with copies of any new form of Application that may, from time to time, be adopted by the Agent. Notwithstanding anything contained in any Application to the contrary (i) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 4.1(b) hereof,
(ii) except during the continuance of an Event of Default or with respect to Letters of Credit with expiration dates later than the Termination Date, the Agent will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the Domestic Rate for three (3) Business Days and thereafter at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect. The Agent will promptly notify the Banks of each issuance by it of a Letter of Credit. If the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than the Termination Date, (ii) the Commitments have been terminated or (iii) an Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 8.2 and the other terms of this Section 1.2. Without limiting the generality of the foregoing, the Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 8.2 and the other terms of this Section 1.2 and the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Bank notifies the Agent of any failure to satisfy or otherwise comply with such conditions and terms and directs the Agent not to take such action.

           (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that, if and as long as no Default or Event of Default exists and the other conditions in Section 8.2 hereof are satisfied, any Reimbursement Obligation outstanding on account of a drawing under a Letter of Credit shall automatically convert into a Borrowing of Domestic Rate Loans in an amount equal to such Reimbursement Obligation on the date such drawing occurs and the Agent shall notify each Bank thereof, and each Bank shall thereupon fund its Domestic Rate Loan in such Borrowing in accordance with Sections 1.1 and 1.5 (except for any requirement that a Borrowing of Domestic Rate Loans be in a certain amount). If the conditions in Section 8.2 cannot be satisfied with respect to any drawing, then reimbursement of such drawing shall be made in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 2:00 p.m. (Chicago time) on the date when such drawing is paid or, if such drawing was paid after 12:00 Noon (Chicago time), by 12:00 Noon (Chicago time) on the next Business Day. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in
Section 1.2(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

           (d) The Participating Interests. Each Bank (other than the Bank then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in
Section 1.2(c) above, or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Bank hereunder.

         The several obligations of the Participating Banks to the Agent under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrower's obligations under each Application, to the extent the Borrower is relieved from its obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Bank arising outside this Agreement.

           (e) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(e) and all other parts of this
Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.

   Section 1.3. Applicable Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         "Domestic Rate" means for any day the greater of:

                   (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

                  (ii) the sum of (x) the rate determined by the Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

           (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Eurocurrency Margin plus LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

         "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in U.S. Dollars or the Alternative Currency, as appropriate, in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Agent as part of such Borrowing.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the Alternative Currency, as appropriate, for a period equal to such Interest Period, which appears on the Telerate Page 3740 or 3750, as appropriate for such currency, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

         "Telerate Page 3740" or "3750" means the display designated as "Page 3740" or "Page 3750", as appropriate, on the Telerate Service (or such other page as may replace Page 3740 or 3750, as appropriate, on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Canadian Dollar (in the case of Telerate Page
3740) and U.S. Dollar (in the case of Telerate Page 3750) deposits).

         "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Eurocurrency Margin" means 1.25% per annum until February 15, 1997 and from and after such date, from such Pricing Date to the next Pricing Date, a rate per annum determined in accordance with the following schedule:

         INTEREST COVERAGE RATIO FOR SUCH
         PRICING DATE:                                      EUROCURRENCY MARGIN:

         1.  Greater than or equal to 3.25 to 1.0                    0.75%

         2.  Greater than or equal to 2.75 to 1.0,
              but less than 3.25 to 1.0                              1.00%

         3.  Less than 2.75 to 1.0                                   1.25%

           (c) Alternative Currency. On the date the Borrower requests a Borrowing of Eurocurrency Loans in the Alternative Currency, as provided in
Section 1.5(a) below, the Agent shall promptly notify each Bank. If a Bank determines that the Alternative Currency is not available to it in sufficient amount and for a sufficient term to enable it to advance or continue the Loan requested of it as part of such Eurocurrency Borrowing and so notifies the Agent no later than 1:00 p.m. (Chicago time) on the same day it receives notice from the Agent of such requested Loan, the Agent shall so notify the Borrower by 1:45 p.m. (Chicago time). If the Borrower nevertheless desires such Borrowing, it must notify the Agent by no later than 3:00 p.m. (Chicago time) on such day. If the Agent does not receive such notice from the Borrower by 3:00 p.m. (Chicago time), the Borrower shall automatically be deemed to have revoked its request for the Eurocurrency Borrowing and the Agent will promptly notify the Banks of such revocation. If the Borrower does give such notice by 3:00 p.m. (Chicago time), each Bank that did not notify the Agent by 2:00 p.m. (Chicago time) that the Alternative Currency is unavailable to it to fund the requested Loan shall, subject to Section 6 hereof, make its Loan in the Alternative Currency in accordance with Section 1.5(d) hereof. Each Bank that did so notify the Agent by 2:00 p.m. (Chicago time) that it would not be able to make the Loan requested from it shall, subject to Section 6 hereof, make a Eurocurrency Loan denominated in U.S. Dollars in the Original Dollar Amount of, and with the same Interest Period as, the Eurocurrency Loan such Bank was originally requested to make. Such Eurocurrency or Domestic Rate Loan denominated in U.S. Dollars shall be made by the affected Bank on the same day as the other Banks make their Eurocurrency Loans denominated in the Alternative Currency as part of the relevant Borrowing of Eurocurrency Loans, but shall bear interest with reference to the LIBOR applicable to U.S. Dollars rather than the Alternative Currency for the applicable Interest Period and shall be made available in accordance with the procedures for disbursing U.S. Dollar Loans under Section 1.5(d) hereof. Any Committed Loan made in the Alternative Currency shall be advanced in such currency, and all payments of principal and interest thereon shall be made in such Alternative Currency.

           (d) Rate Determinations. The Agent shall determine each interest rate applicable to Obligations and the Original Dollar Amount of Committed Loans denominated in the Alternative Currency, and a reasonable determination thereof by the Agent shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency
Loan denominated in the Alternative Currency shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

           (e) Additional Interest on Eurocurrency Loans. The Borrower shall pay to each Bank, so long as and to the extent such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including "eurocurrency liabilities" as defined in Regulation D, additional interest on the unpaid principal amount of each Eurocurrency Loan of such Bank (whether denominated in U.S. or Canadian Dollars), from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) LIBOR for the applicable Interest Period for such Eurocurrency Loan from (b) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the Eurocurrency Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Eurocurrency Loan. Such Bank shall as soon as practicable provide notice to the Agent and the Borrower of any such additional interest arising in connection with such Eurocurrency Loan, which notice shall be conclusive and binding, absent demonstrable error.

             Section 1.4. Minimum Borrowing Amount for Committed Loans. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $500,000 and in integral multiples of $100,000, provided that a Borrowing of Domestic Rate Loans applied to pay a Reimbursement Obligation pursuant to Section 1.2(c) hereof shall be in an amount equal to such Reimbursement Obligation. Each Borrowing of Eurocurrency Loans shall be in an amount not less than an Original Dollar Amount of $1,000,000 and in such integral multiple of 100,000 units of the relevant currency as would have the Original Dollar Amount most closely approximating $100,000 or an integral multiple thereof.

             Section 1.5. Manner of Borrowing Committed Loans and Designating Interest Rates Applicable to Committed Loans. (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 11:00 a.m. (Chicago time) (i) at least four (4) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in the Alternative Currency, (ii) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars and (iii) on the date the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert all or part of such Borrowing into Domestic Rate Loans and (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a
Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans denominated in U.S. Dollars must be given by no later than 11:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in the Alternative Currency for an additional Interest Period must be given no later than 11:00 a.m. (Chicago time) at least four (4) Business Days before the requested continuation. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. Provided that the proceeds of the applicable Loan are disbursed to a bank account of the Borrower or any Subsidiary, the Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

           (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.5.(a) above. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and, if such Borrowing is denominated in the Alternative Currency, shall give notice by such means to the Borrower and each Bank of the Original Dollar Amount thereof.

           (c) Borrower's Failure to Notify. Any outstanding Borrowing of Domestic Rate Loans shall, subject to Section 8.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by Section 1.5(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 3.3(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 1.5(a) and has not notified the Agent within the period required by Section 3.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to Section 8.2 hereof. If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in the Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.5(a) and has not notified the Agent within the period required by Section 3.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the Alternative Currency with an Interest Period of one month, subject to Section 8.2 hereof, including the application of Section 1.4 and of the restrictions contained in the definition of Interest Period.

           (d) Disbursement of Committed Loans. Not later than 12:00 Noon (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 1:00 p.m.

(Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to Section 8 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois, except that if such Borrowing is denominated in the Alternative Currency each Bank shall, subject to
Section 1.3(c) and Section 8, make available its Loan comprising part of such Borrowing at such office as the Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Agent shall make available to the Borrower Loans denominated in U.S. Dollars at the Agent's principal office in Chicago, Illinois and Loans denominated in the Alternative Currency at such office as the Agent has previously agreed to with the Borrower, in each case in the type of funds received by the Agent from the Banks.

           (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Committed Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Loan denominated in the Alternative Currency, the cost to the Agent of funding the amount it advanced to fund such Bank's Loan, as determined by the Agent. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 3.4 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

             Section 1.6. Default Rate on Committed Loans. If any payment of principal on any Committed Loan is not made when due (whether by acceleration or otherwise), the overdue amount of such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Domestic Rate on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

                   (a) for any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

                   (b) for any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect or, if such Loan is denominated in the Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus two percent (2%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Agent is not placing deposits in such currency in the interbank market , then the Agent's cost of funds in such currency for such period).

             Section 1.7. Notes for Committed Loans. (a) The Committed Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit B hereto. Each such promissory note is hereinafter referred to as a "Revolving Credit Note" and collectively such promissory notes are referred to as the "Revolving Credit Notes."

           (b) Each Bank shall record on its books and records or on a schedule to its Revolving Credit Note the amount of each Committed Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Committed Loan, and, for any Eurocurrency Loan, the Interest Period, the currency in which such Committed Loan is denominated, and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any

Revolving Credit Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Committed Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Revolving Credit Note to be replaced, the Borrower shall furnish a new Revolving Credit Note to such Bank to replace any outstanding Revolving Credit Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Revolving Credit Note shall set forth the aggregate unpaid principal amount of all Committed Loans, if any, then outstanding thereon.


SECTION 2.               THE SWING LINE.

             Section 2.1. Swing Loans. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("Harris") agrees to make loans in U.S. Dollars to the Borrower under the Swing Line ("Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment or (ii) the difference between the Revolving Credit Commitments in effect at such time and the Original Dollar Amount of all Committed Loans and L/C Obligations outstanding at the time of computation. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. All Swing Loans shall be evidenced by a single promissory note of the Borrower issued to Harris in the form of Exhibit C hereto (the "Swing Line Note"). Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Borrower on account of the Swing Line Note during the period ending on the Termination Date shall be the sum of all Swing Loans then or theretofore made thereon less all payments actually received thereon during such period. Harris shall record on its books and records or on a schedule to the Swing Line Note the amount of each Swing Loan made by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, and, for any Swing Loan bearing interest at Harris' Quoted Rate, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of Harris or on a schedule to the Swing Line Note, shall be prima facie evidence as to all such matters; provided, however, that Harris' failure to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Swing Loans made to it hereunder together with accrued interest thereon.

             Section 2.2. Interest on Swing Loans. Each Swing Loan shall bear interest at the Domestic Rate or the Harris' Quoted Rate, provided that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at a rate per annum equal to the sum of two percent (2%) plus the interest rate which would otherwise be applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

             Section 2.3. Requests for Swing Loans. The Borrower shall give Harris prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. Within thirty (30) minutes after receiving such notice, Harris shall in its discretion quote an interest rate to the Borrower at which Harris would be willing to make such Swing Loan available to the Borrower for a given Interest Period (the rate so quoted for a given Interest Period being herein referred to as "Harris' Quoted Rate"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept Harris' Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Harris' Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the Domestic Rate. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding
(i) the obligation of Harris to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris shall not be obligated to make more than one Swing Loan during any one day.

             Section 2.4. Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris to act on its behalf for such purpose) and with notice to the Borrower, request each Bank to make a Domestic Rate Loan under the Revolving Credit in an amount equal to such Bank's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 8.2 are not fulfilled on such date, each Bank shall make the proceeds of its requested Committed Loan available to Harris, in immediately available funds, at Harris' principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Loans.

             Section 2.5. Participations. If any Bank refuses or otherwise fails to make a Committed Loan when requested by Harris pursuant to Section 2.4 above (because the conditions in Section 8.2 are not satisfied or otherwise), such Bank will, by the time and in the manner such Committed Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Committed Loans, provided no purchase of a participation in a Swing Loan bearing interest at Harris' Quoted Rate need be made until after expiration of the Interest Period applicable thereto. Each Bank that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The several obligations of the Banks under this
Section 2.5 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against the Borrower, any other Bank or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Bank, and each payment made by an Bank under this Section 2.5 shall be made without any offset, abatement, withholding or reduction whatsoever.


SECTION 3.               GENERAL PROVISIONS  APPLICABLE  TO  LOANS; REDUCTION OF
                         COMMITMENTS.

             Section 3.1. Interest Periods. As provided in Section 1.5(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurocurrency Loans, or as provided in Section 2.3 hereof, at the time of the each request to make a Swing Loan, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending:
(a) in the case of Domestic Rate Loans, on the last day of the calendar month in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following month if such Loan is advanced, continued or created by conversion on the last day of a calendar month), (b) in the case of Eurocurrency Loans, 1, 2, 3, or 6 months thereafter, and (c) in the case of Swing Loans, on the date one (1) to seven (7) days thereafter as mutually agreed by the Agent and the Borrower; provided, however, that:

                   (a) any Interest Period for a Borrowing of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

                   (b) for any Borrowing of Eurocurrency Loans or any Swing Loan, the Borrower may not select an Interest Period that extends beyond the Termination Date;

                   (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                   (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

             Section 3.2. Maturity of Loans. Each Committed Loan shall mature and become due and payable by the Borrower on the Termination Date. Each Swing Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

             Section 3.3. Prepayments. (a) Optional. The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Domestic Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than $1,000,000, (iii) if such Borrowing is denominated in the Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $1,000,000 and (iv) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.4 hereof remains outstanding) any Borrowing of Eurocurrency Loans upon three Business Days' prior notice to the Agent or, in the case of a Borrowing of Domestic Rate Loans, notice delivered to the Agent no later than 11:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurocurrency Loans, any compensation required by Section 3.4 hereof. Swing Loans bearing interest at Harris' Quoted Rate may only be paid on the last day of the Interest Period then applicable to such Loans. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

           (b)  Mandatory.  If,  within 30 days  after  receiving  notice  under
Section 9.6(c) of a Change of Control Event, the Required Banks notify the Borrower that they require prepayment of the Notes, on the date set forth in such notice (which date shall be no earlier than (x) thirty (30) days (or in the event of a Change of Control Event described in clause (i) of the definition of such term, ninety (90) days) after such notice is given or (y) the day on which the Borrower repays any other Debt aggregating $10,000,000 or more before its original scheduled due date, whichever day is earlier), the Borrower shall pay in full all Obligations then outstanding, including the prepayment of L/C
Obligations in the manner contemplated by Section 10.4 hereof, and the Commitments shall terminate in full.

             Section 3.4. Funding Indemnity for Fixed Rate Loans. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank, but in any event excluding any loss of profit) as a result of:

                   (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of its Interest Period,

                   (b) any failure (because of a failure to meet the conditions of Section 8 or otherwise) by the Borrower to borrow or continue a Fixed Rate Loan, or to convert a Domestic Rate Loan into a Fixed Rate Loan, on the date specified in a notice given pursuant to Section 1.5(a) or 2.3 or established pursuant to Section 1.5(c) hereof,

                   (c) any failure by the Borrower to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration or otherwise), or

                   (d) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent demonstrable error.

             Section 3.5. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be
(i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that (x) the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Loans (whether Committed Loans or Swing Loans) and all L/C Obligations then outstanding and (y) any reduction of the Revolving Credit Commitments to an amount less than the Swing Line Commitment or L/C Commitment shall automatically reduce the Swing Line Commitment or L/C Commitment, as the case may be, to such amount as well. The Borrower shall have the right at any time and from time to time, by notice to the Agent, to terminate the Letter of Credit Commitment without premium or penalty, in whole or in part. Any such termination of the Letter of Credit Commitment shall not reduce the Revolving Credit Commitments unless the Borrower elects to do so in the manner provided in the preceding sentence. The Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this Section 3.5 may not be reinstated.


SECTION 4.               FEES AND EXTENSIONS.

             Section 4.1. Fees. (a) Commitment Fee. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a commitment fee accruing at the Commitment Fee Rate on the average daily Unused Commitments. Such commitment fee is payable in arrears on March 31, 1996, on the last day of each calendar quarter thereafter and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination. "Commitment Fee Rate" means 0.25% per annum through February 15, 1997 and from and after such date, from such Pricing Date to the next Pricing Date, a rate per annum determined in accordance with the following schedule:

INTEREST COVERAGE RATIO FOR
SUCH PRICING DATE                                           COMMITMENT FEE RATE:

1.       Greater than or equal to 3.25 to 1.0                       0.15%

2.       Greater than or equal to 2.75 to 1.0,
         but less than 3.25 to 1.0                                  0.20%

3.       Less than 2.75 to 1.0                                      0.25%

           (b) Letter of Credit Fees. (i) Standby. On the date of issuance or extension, or increase in the amount, of any Standby Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the Agent an issuance fee equal to 1/8 of 1% (0.125) of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter, commencing on March 31, 1996, the Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Eurodollar Margin in effect during each day of such quarter applied to the daily average face amount of Standby Letters of Credit outstanding during such quarter.

          (ii) Commercial. On the date of issuance or extension, or increase in the amount, of any Commercial Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the Agent, for the benefit of the Banks, an issuance fee of 1/4 of 1% (0.25%) per annum based on the number of days until such Commercial Letter of Credit by its terms expires (or in the case of a Commercial Letter of Credit with no expiration date, is next cancellable by the Agent); provided, however, that (i) the Agent shall retain for its own account one-half of such fee, with the balance of such fee to be shared ratably by the Banks (including the Bank then acting as Agent) in accordance with their Percentages, and (ii) in no event shall such fee for an individual Letter of Credit amount to less than $100 payable to the Agent, and $40 payable to each Bank (including the Bank then acting as Agent).

         (iii) Generally. In addition, the Borrower shall pay to the Agent for its own account (i) the Agent's standard issuance fee for each Commercial Letter of Credit and (ii) the Agent's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit (whether a Commercial Letter of Credit or Standby Letter of Credit). All the foregoing standard fees shall be retained by the Agent for its own account. Such standard fees referred to in the preceding clauses (i) and (ii) may be established by the Agent from time to time. The Agent shall upon the Borrower's reasonable request furnish the Borrower with a current schedule of such standard fees.

           (c) Closing Fees. On the Effective Date, the Borrower shall pay to the Agent for the benefit of the Banks (to be allocated among the Banks as the Agent in its discretion deems appropriate) a closing fee equal to $190,000.

           (d) Agent Fees. The Borrower shall pay to the Agent the fees agreed to between the Agent and the Borrower.

           (e) Fee Calculations. All fees payable under this Section 4.1 shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed.

             Section 4.2.  Extension of  Termination  Date. No later than ninety
(90) days before any or all of the second, third and fourth anniversary dates of this Agreement the Borrower may make a request for a one year extension of the Termination Date in a written notice to the Agent. The Agent will promptly inform the Banks of any such request, and each Bank shall notify the Agent in writing within thirty (30) days before the anniversary date following such request whether it agrees to the requested extension. If a Bank fails to so notify the Agent whether it agrees to such extension, such Bank shall be deemed to have refused to grant the requested extension. Upon receipt by the Agent of the written consent of all the Banks, the Termination Date shall be automatically extended an additional year. Otherwise, the Termination Date will remain as then scheduled.


SECTION 5.               PLACE AND APPLICATION OF PAYMENTS.

             Section 5.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) or, if such payment is on a Reimbursement Obligation, no later than provided by Section 1.2(c) hereof or, if such payment is to be made in the Alternative Currency, no later than 1:00 p.m. local time at the place of payment to such office as the Agent has previously specified in a notice to the Borrower for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in the Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or commitment fees ratably to the Banks in each case to be applied in accordance with the terms of this Agreement.


SECTION 6.               DEFINITIONS; INTERPRETATION.

             Section 6.1. Definitions. The following terms when used herein have the following meanings:

         "Account" is defined in Section 10.4(b) hereof.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and such Subsidiary.

         "Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 12.7 hereof.

         "Alternative Currency" means Canadian Dollars.

         "Application" is defined in Section 1.2(b) hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 8.1(f) hereof, or on any updated such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

         "Bank" is defined in the first paragraph of this Agreement and includes the Agent in its capacity as issuer of Letters of Credit and holder of L/C Obligations after giving effect to each Participating Bank's interest therein.

         "Borrower" means Bell Sports Corp., a Delaware corporation.

         "Borrowing" means the total of Committed Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is
"continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to
Section 1.5(a).

         "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the Alternative Currency in the interbank market in London, England and, if the applicable
Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in the Alternative Currency on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

         "Canadian Dollar" means the lawful currency of Canada.

         "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

         "Change of Control Event" means at any time:

                           (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 25% or more in voting power of the outstanding Voting Stock of the Borrower;

                           (ii)  during  any period of  twenty-four  consecutive
         months beginning after the date of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Borrower (the "Board") and any new director (other than a director designated by a person who has entered into an agreement with the Borrower to effect a transaction described in clause (i), (iii) or (iv) of this Change of Control Event definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

                           (iii) the stockholders of the Borrower approve a merger or consolidation of the Borrower with any other corporation (other than a merger or consolidation which would result in the Voting Stock of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), at least 51% of the Voting Stock of the Borrower or such surviving entity outstanding immediately after such merger or consolidation); or

                           (iv) the stockholders of the Borrower approve a plan of complete liquidation or dissolution of the Borrower or an agreement for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets.

For purposes of the definition of Change of Control Event, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include the Borrower or any Wholly-Owned Subsidiary.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercial Letter of Credit" means a Letter of Credit that finances a commercial transaction by paying part or all of the purchase price for goods against delivery of a document of title covering such goods and any other required documentation.

         "Commitment Fee Rate" is defined in Section 4.1(a) hereof.

         "Commitments" means the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment.

         "Committed Loan" is defined in Section 1.1(a) hereof.

         "Compliance Certificate" means a certificate in the form of Exhibit D hereto.

         "Consolidated Intangible Assets" means, as of the date of any determination thereof, without duplication, the total amount of all such assets of the Borrower and its Subsidiaries that constitute patents, tradenames, trademarks, copyrights, franchises, organization expense, unamortized debt discount and expense, deferred assets (other than deferred income taxes, prepaid insurance and prepaid taxes), the excess of fair value of acquired net assets over cost, and any other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP, but excluding (i) any income recognized from the retirement of Indebtedness at a discount and (ii) any gain recognized from the settlement or successful appeal of the Canadian products liability case described on Schedule 7.5 as of the date hereof.

         "Consolidated Stockholders' Equity" means, as of the date of any determination thereof, the amount reflected as stockholders' equity upon a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

         "Consolidated   Tangible   Assets"  means,   as  of  the  date  of  any
determination thereof, the total amount of all assets of the Borrower and its Subsidiaries less Consolidated Intangible Assets.

         "Consolidated Tangible Net Worth" means, as of the date of any determination thereof, Consolidated Stockholders' Equity less Consolidated Intangible Assets.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Documents" means this Agreement, the Notes, the Applications, the Letters of Credit, and each Subsidiary Guarantee Agreement delivered to the Agent pursuant to Section 9.1 hereof.

         "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

         "Debt" means, for any Person, any Indebtedness of such Person only of the types described in clauses (i) through (iv) and clause (vi) of the definition of such term, other than reimbursement obligations in respect of commercial letters of credit and obligations under leases that are not Capital Leases.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Domestic Rate" is defined in Section 1.3(a) hereof.

         "Domestic Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

         "EBITA" means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for (v) Interest Expense, (w) federal, state and local income tax expense, (x) amortization of intangible assets, (y) increases in costs of goods sold arising from write-ups of inventory acquired in a business combination accounted for as a purchase in accordance with GAAP and (z) the lesser of (i) $3,500,000 or (ii) charges taken against earnings for amounts accrued as a liability in respect of the Canadian products liability case described on
Schedule 7.5 hereto as of the date hereof.

         "EBITDA" means, for any period, EBITA for such period plus all amounts deducted in arriving at such EBITA amount for such period for depreciation of property, plant and equipment in accordance with GAAP.

         "Effective Date" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Agent) and the documents required by Section 8.1 hereof.

         "Environmental and Health Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments (to the extent enforceable against the Borrower or any Subsidiary), permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution,  use,  treatment,  storage,  disposal,  transport  or  handling of
                                      -32-
pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

         "ERISA" is defined in Section 7.8 hereof.

         "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(b) hereof.

         "Eurocurrency Margin" is defined in Section 1.3(b) hereof.

         "Eurocurrency Reserve Percentage" is defined in Section 1.3(b) hereof.

         "Event of Default" means any of the events or circumstances specified in Section 10.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 1.3(a) hereof.

         "Fixed Rate Loans" shall mean Eurocurrency Loans and Swing Loans bearing interest at Harris' Quoted Rate, unless context in which such term is used shall otherwise require.

         "GAAP" means subject to Section 6.2 hereof accounting principles as in effect from time to time generally accepted in the United States, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's consolidated financial statements furnished to the Banks as described in Section 7.4 hereof.

         "Guarantor" means each Subsidiary of the Borrower that is a signatory hereto or that executes and delivers to the Agent a Subsidiary Guarantee Agreement in the form of Exhibit E hereto along with the accompanying closing documents required by Section 9.1 hereof.

         "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

         "Harris" is defined in Section 2.1 hereof.

         "Hazardous Material" means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance regulated as "hazardous" or "toxic" pursuant to any Environmental and Health Law.

         "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable or accruals arising in the ordinary course of business on terms customary in the trade,
(iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of standby letters of credit issued for such Person's account, (iv) obligations (if assumed by such Person) secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) obligations (if not assumed by such Person) secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (vi) Capitalized Lease Obligations of such Person and (vii) obligations for which such Person is obligated pursuant to a Guaranty.

        "Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower ending with the most recently completed such fiscal quarter, the ratio of EBITA to Interest Expense for such period; provided, however, that for the fiscal quarters ending March 30, 1996, June 29, 1996 and September 28, 1996, the Interest Coverage Ratio shall be determined for the period commencing December 31, 1995 through the end of the most-recently-ended fiscal quarter.

         "Interest Expense" means, for any period, the sum of all interest charges of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Interest Period" is defined in Section 3.1 hereof.

         "L/C Commitment" means $20,000,000, as reduced pursuant to the terms hereof.

         "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "Lending Office" is defined in Section 11.4 hereof.

         "Letter of Credit" is defined in Section 1.2(a) hereof.

         "LIBOR" is defined in Section 1.3(b) hereof.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

         "Loan" means and includes Committed Loans and Swing Loans, and each of them singly, and the term "type" of Loan refers to its status as a Revolving Loan or a Swing Loan, or if a Revolving Loan, to its status as a Domestic Rate Loan or Eurocurrency Loan.

         "Material Subsidiary" shall mean, at any particular time, any Subsidiary of the Borrower whose assets (including the consolidated assets of Subsidiaries of such Subsidiary) represent more than five percent (5%) of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, at such time.

         "North American Subsidiary" means (i) each Subsidiary of the Borrower which is organized under the laws of the United States or any State thereof,
(ii) each Subsidiary of the Borrower which is organized under the laws of Canada or any Province thereof and (iii) each Subsidiary of the Borrower of which 66-2/3% of the annual gross revenues for the current or any subsequent fiscal year of the Borrower or total assets as of the close of any such year (in each case determined on a consolidated basis with that Subsidiary's Subsidiaries) are located or derived from operations within the United States and Canada.

         "Note" means and includes Revolving Credit Notes and the Swing Line Note, unless the context in which such term is used shall otherwise require.

         "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and L/C Obligations, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

         "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in the Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

         "Overseas Subsidiary" means each Subsidiary that is not a North American Subsidiary.

         "Participating Bank" is defined in Section 1.2(d) hereof.

         "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PBGC" is defined in Section 7.8 hereof.

         "Pricing Date" means, for any fiscal quarter of the Borrower ended after the date hereof, the thirtieth day of the calendar month (or last day of such calendar month if such month has no thirtieth day) most closely corresponding to the latest date by which the Borrower is required to deliver a Compliance Certificate for such fiscal quarter (and in the case of the fourth such fiscal quarter, such latest date for the first such Compliance Certificate) pursuant to Section 9.6(b); provided, however, that the first Pricing Date shall be February 15, 1997. The Eurodollar Margin and Commitment Fee Rate established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 9.6(b), until a Compliance Certificate is delivered before the next Pricing Date, the Eurodollar Margin shall be 1.25% per annum and the Commitment Fee Rate shall be 0.25% per annum. If the Borrower subsequently delivers such a Compliance Certificate before the next Pricing Date, the Eurodollar Margin and Commitment Fee Rate established by such late delivered Compliance Certificate shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Eurodollar Margin and Commitment Fee Rate established by a Compliance Certificate shall be in effect from the Pricing Date that occurs immediately after the end of the Borrower's fiscal quarter covered by such Compliance Certificate until the next Pricing Date.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

         "Required Banks" means, as of the date of determination thereof, Banks holding at least 61% of the Percentages.

         "Revolving Credit Note" is defined in Section 1.7(a) hereof.

         "SEC" means the Securities and Exchange Commission.

         "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "Set-Off" is defined in Section 14.7 hereof.

         "Standby Letter of Credit" means a Letter of Credit that is not a Commercial Letter of Credit.

         "Sub Debt" means the $86,250,000 in 4 1/4% subordinated convertible debentures issued and sold by the Borrower pursuant to its Indenture dated November 15, 1993 with Harris as trustee.

         "Subsidiary" means, as to the Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

         "Subsidiary Guarantee Agreement" means a letter to the Agent in the form of Exhibit E hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 9.1 hereof and also in the case of any North American Subsidiary not organized under the laws of the United States or any State thereof, such other form of Guaranty as shall be reasonably acceptable to the Required Banks.

         "Swing Line Commitment" means $5,000,000, as reduced pursuant to the terms hereof.

         "Termination Date" means December 31, 1999, subject to any extension of such date pursuant to Section 4.2 hereof.

         "Total Funded Debt" means all Debt of the Borrower and its Subsidiaries determined without duplication on a consolidated basis.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting the Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

         "Unused Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Loans (whether Committed Loans or Swing Loans) and L/C Obligations.

         "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

         "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

         "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

             Section 6.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement; provided, however, that if any change in GAAP would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 9 or any definition related thereto, then the Borrower, the Agent and the Banks will negotiate in good faith to amend in accordance with the terms of this Agreement all such covenants and definitions as would be affected by such change in GAAP to the extent necessary to maintain the economic terms of such covenants as in effect under this Agreement immediately prior to giving effect to such changes in GAAP; provided further, however, that until the amendment of such covenants and definitions shall have been agreed upon by the Borrower and the Required Banks, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any such covenant shall be construed in accordance with GAAP as in effect immediately prior to such change in GAAP and consistently applied.


SECTION 7.               REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

             Section 7.1. Corporate Organization and Authority. The Borrower is duly organized and existing in good standing under the laws of the State of Delaware; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would materially and adversely affect the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.

             Section 7.2. Subsidiaries. Schedule 7.2 (as updated from time to time pursuant to Section 9.1) hereto identifies each Subsidiary, the jurisdiction of its incorporation, whether it is a North American or Overseas Subsidiary, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and if applicable, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a material adverse effect on the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable except as set forth on Schedule 7.2 hereto. All such shares owned by the Borrower are owned beneficially, and of record, free of any Lien. Each
Subsidiary is a Guarantor except (i) Overseas Subsidiaries and (ii) those Subsidiaries established or acquired after the date hereof that the Required Banks agree pursuant to Section 9.1 hereof need not be Guarantors.

             Section 7.3. Corporate  Authority and Validity of Obligations.  The
Borrower has full corporate power and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Guarantor has full right and authority to enter into this Agreement as a signatory hereto or pursuant to a Subsidiary Guarantee Agreement and to perform all of its obligations hereunder. Each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes valid and binding obligations of the Borrower and each Guarantor enforceable in accordance with its terms, subject to general principles of equity and bankruptcy, reorganization, insolvency and similar laws of general application to enforcement of creditors' rights. No Credit Document, nor the performance or observance by the Borrower or any Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or any Guarantor or (individually or in the aggregate) any material Contractual Obligation of or affecting the Borrower or any Guarantor or any of their respective Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower or any Guarantor.

             Section 7.4. Financial Statements. All financial statements heretofore delivered to the Banks showing historical performance of the Borrower for each of the Borrower's fiscal years ending on or before July 1, 1995, and the interim financial statements heretofore delivered to the Banks showing historical performance of the Borrower for the six months ending on December 30, 1995, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no contingent liabilities reasonably expected to be material other than those disclosed in such financial statements referred to in this Section 7.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since December 30, 1995, there has been no material adverse change in the business, operations, Property or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

             Section 7.5. No Litigation; No Labor Controversies. (a) Except as set forth on Schedule 7.5 (as amended from time to time in accordance with the provisions hereof) or in the Borrower's Forms 10-Q and 10-K filed with the SEC or its other filings with the SEC, there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower or any Guarantor threatened, against the Borrower or any Subsidiary which could be reasonably expected to be adversely determined and if adversely determined, would (individually or in the aggregate) materially adversely affect the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.

           (b) Except as set forth in the Borrower's Forms 10-Q and 10-K filed with the SEC or its other filings with the SEC, there are no labor controversies pending or, to the best knowledge of the Borrower or any Guarantor, threatened against the Borrower or any Subsidiary which could (insofar as the Borrower may reasonably foresee) materially adversely affect the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.

             Section 7.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided and except where the failure to file is being promptly remedied and is not reasonably expected to result in any liability (other than the liability recognized as of the date hereof on the most recent financial statements of the Borrower referred to in Section 7.4 hereof for tax liability on account of currently unfiled tax returns of American Recreation Company, Inc. and its Affiliates) material in any respect to the Borrower and its Subsidiaries taken as a whole. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower and its Subsidiaries on a consolidated basis taken as a whole. To the Borrower's knowledge, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.

             Section 7.7. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary for the valid execution, delivery or performance by the Borrower or any Subsidiary of any Credit Document to which it is a party.

             Section 7.8. ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

             Section 7.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "Subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            Section 7.10. Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

            Section 7.11. Licenses and Authorizations; Compliance with Environmental and Health Laws. (a) Except as set forth on Schedule 7.11 (as amended from time to time in accordance with the provisions hereof), to the Borrower's knowledge, the Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted except to the extent the failure to maintain such licenses, permits and authorizations would not have a material adverse effect on the

Property, business or operations of the Borrower and its Subsidiaries taken as a whole.

           (b) To the best of the Borrower's and each Guarantor's knowledge, the business and operations of the Borrower and each Subsidiary comply in all respects with all applicable Environmental and Health Laws, except where the failure to so comply would not (individually or in the aggregate) have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole.

           (c) Except as set forth on Schedule 7.11 (as amended from time to time in accordance with the provisions hereof), neither the Borrower nor any Subsidiary has received any written notice, citation, order, complaint, claim or demand from any governmental entity or in connection with any court proceeding which could reasonably be expected to have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole claiming that: (i) the Borrower or any Subsidiary has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, into the environment of Hazardous Materials from the Borrower's or any Subsidiary's Property; (iii) the Borrower or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or
(iv) any of the Borrower's or any Subsidiary's Property are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

            Section 7.12.  Ownership of Property;  Liens. The attached  Schedule
7.12 (as the Borrower may supplement or amend it from time to time) lists all principal real property locations used by the Borrower or any Subsidiary in the conduct of their respective businesses. The Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all such real property, as specified in Schedule 7.12, and good title to or valid leasehold interests in all its other Property. The Borrower's interest in the real property listed on Schedule 7.12 is not subject to any Lien or Capitalized Lease Obligation except as set forth therein, and none of the Borrower's or any Subsidiary's other Property is subject to any Lien, except as permitted in Section 9.9.

            Section 7.13. No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) materially adversely affects the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default materially adversely affects the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.

            Section 7.14. Full Disclosure. Taken as a whole, all written information heretofore furnished by the Borrower or any Guarantor to the Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such written information hereafter furnished by the Borrower or any Guarantor to the Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified; provided, however, that the projections and pro forma financial information contained in such materials are, and will be, based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date such projections and pro forma financial information are stated. To the Borrower's knowledge, the Borrower has disclosed to the Banks in writing any and all facts that materially and adversely affect the business, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower or any Guarantor to perform its obligations under the Credit Documents.

            Section 7.15. No Other Domestic Bank Debt At Closing. After disbursement of the initial Borrowing of Committed Loans hereunder, the Borrower and its North American Subsidiaries will not as of the date of such disbursement be directly obligated as borrower on any Indebtedness for working capital purposes of the type described in clause (i) of the definition of such term aggregating in excess of $1,500,000.


SECTION 8.               CONDITIONS PRECEDENT.

         The obligation of each Bank to advance, continue, or convert any Loan (whether a Committed Loan or Swing Loan, but in any event other than the continuation of, or conversion into, a Domestic Rate Loan), or of the Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

             Section 8.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

                   (a) The Agent shall have received for each Bank the favorable written opinion of Sidley & Austin, counsel to the Borrower and each North American Subsidiary, in substantially the form attached hereto as Exhibit F-1 and the favorable written opinion of Goodman, Phillips & Vineberg in substantially the form attached hereto as Exhibit F-2 as to certain matters of Canadian law and the favorable written opinion of David Rowley, Esq., in-house general counsel to the Borrower, in substantially the form attached hereto as Exhibit F-3;

                   (b) The Agent shall have received for each Bank copies of (i) the Certificate of Incorporation, together with all amendments, and a certificate of good standing, for the Borrower, both certified as of a date not earlier than 20 days prior to the date hereof by the appropriate governmental officer of the Borrower's jurisdiction of incorporation and (ii) the Borrower's bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

                   (c) The Agent shall receive for each Bank copies of each Guarantor's Certificate of Incorporation and bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

                   (d) The Agent shall have received for each Bank copies of resolutions of the Borrower's and each Guarantor's Board of Directors authorizing the execution and delivery of the Credit Documents to which it is a party on the Effective Date and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's or such Guarantor's behalf, all certified in each instance by its Secretary or Assistant Secretary;

                   (e) The Agent shall have received for each Bank such Bank's duly executed Revolving Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.7(a) hereof and also received Harris' duly executed Swing Line Note of the Borrower dated the date hereof;

                   (f) The Agent shall have received for each Bank a list of the Borrower's Authorized Representatives;

                   (g) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks; and

                   (h) The Agent shall have received a certificate by the chief financial officer or corporate controller of the Borrower, stating that on the date of such initial Credit

         Event no Default or Event of Default has occurred and is continuing.

             Section 8.2. All Credit Events. As of the time of each Credit Event hereunder:

                   (a) In the case of a Borrowing, the Agent shall have received the notice required by Section 1.5 hereof (including any deemed notice under Section 1.5(c)), in the case of a Swing Loan, Harris shall have received the notice required in Section 2.3 hereof, in the case of the issuance of any Letter of Credit the Agent shall have received a duly completed Application for a Letter of Credit and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent;

                   (b) Each of the  representations  and warranties set forth in
         Section 7 hereof shall be and remain true and correct in all material respects as of said time, taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

                   (c) The Borrower's request for such Credit Event shall be in full compliance with all of the relevant terms and conditions of Sections 1, 2 and 3 hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and

                   (d) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

         Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this Section 8.2.


SECTION 9.               COVENANTS.


         The Borrower covenants and agrees that, so long as any Loan or any L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:


             Section 9.1. Corporate Existence; Subsidiaries. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 9.12 hereof. As a condition to establishing or acquiring or maintaining any North American Subsidiary, unless the Required Banks otherwise agree, the Borrower shall (i) cause such Subsidiary to execute a Subsidiary Guarantee Agreement, (ii) cause such Subsidiary to deliver documentation similar to that described in Section 8.1(a), Section 8.1(c) and Section 8.1(d) hereof relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and under the Subsidiary Guarantee Agreement in form and substance satisfactory to the Required Banks and (iii) deliver an updated Schedule 7.2 to reflect the new Subsidiary.


             Section 9.2. Maintenance. The Borrower will maintain, preserve and keep its plants, properties and equipment deemed by it necessary to the proper conduct of its business in reasonably good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it; provided, however, that nothing in this Section 9.2 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its business or the business of its Subsidiary.


             Section 9.3. Taxes. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.

             Section 9.4. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any Reportable Event

(as defined in Section 4043 of ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries under any post-retirement Welfare Plan benefit. The Agent will promptly distribute to each Bank any notice it receives from the Borrower pursuant to this Section 9.4.

             Section 9.5. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with reputable and responsible insurance companies, in each case in such amounts and covering such risks as are necessary or appropriate for the business and operations of the Borrower and its Subsidiaries from time to time, as determined in good faith by the management of the Borrower or such Subsidiary in its prudent business judgment; provided, however, that the insurance so maintained is in no event less extensive in any material respect in amount or scope of coverage than the insurance so maintained by the Borrower and its Subsidiaries as of the date hereof to the extent insurance of at least comparable coverage to that currently in place is then available at reasonable rates. The Borrower will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 9.5.

             Section 9.6. Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Agent may reasonably request (each Bank to have the right to require the Agent make such request); and without any request, the Borrower will furnish each of the following to the Agent, with sufficient copies for each Bank, (which the Agent shall promptly distribute to each Bank):

                   (i) within 50 days after the end of each of the first three quarterly fiscal periods of the Borrower, a copy of the Borrower's Form 10-Q Report filed with the SEC;

                  (ii) within 95 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Form 10-K Report filed with the SEC, prepared by the Borrower and containing as an Exhibit thereto the Borrower's financial statements for such fiscal year as certified by independent public accountants of recognized national standing selected by the Borrower with such accountants' unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                 (iii) within 60 days after the end of each fourth quarterly fiscal period of the Borrower, copies of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such period and the consolidated statement of income of the Borrower and its Subsidiaries for such period, all of the foregoing prepared by the Borrower in reasonable detail generally in accordance with GAAP and certified by the Borrower's chief financial officer or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby;

                  (iv) not later than 10 days after the receipt thereof, a copy of any management letters on internal accounting controls for the Borrower prepared by its independent public accountants; and

                   (v) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports (other than SEC Form 3, Form 4, Form 5, Form S-8 or similar administrative reports) and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchanges; and

                  (vi) updated Schedules 7.2, 7.5 and 7.11 along with the financial statements delivered under subsection (i) or (ii) above, as applicable, for any calendar quarter during which there is a change in any of the facts specified in such Schedules 7.2, 7.5 and 7.11 hereto, as then most recently updated.

           (b) Each financial statement furnished to the Agent pursuant to subsection (i), (ii) or (iii) of this Section 9.6 shall be accompanied by (A) a written certificate signed by the Borrower's chief financial officer or corporate controller to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same and containing a description of new Debt (other than credit extended under this Agreement) aggregating in excess of $10,000,000 incurred by the Borrower or any Subsidiary during any such period; and (B) a Compliance Certificate in the form of Exhibit D hereto showing the Borrower's compliance with the covenants set forth in Sections 9.14(k), 9.15, 9.16 and 9.17 hereof. The Agent shall promptly after its receipt furnish copies of such certificates to each Bank. In the event the Borrower is no longer required to file Form 10-Q and 10-K Reports with the SEC, the Borrower will nevertheless furnish to the Banks at the time hereinabove set forth all the financial and other information that would have comprised such filings.

           (c) The Borrower will promptly (and in any event within three Business Days after an executive officer of the Borrower has knowledge thereof) give notice to the Agent (which shall in turn provide a copy thereof to each Bank):

                   (i) of the occurrence of any Change of Control Event, Default or Event of Default;

                   (ii) of any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for a default or event of default which is not reasonably expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries on a consolidated basis;

                   (iii)  of  a  material   adverse   change  in  the  business,
         operations, Property or financial condition of the Borrower and its Subsidiaries on a consolidated basis; and

                   (iv) of any litigation or governmental proceeding of the type described in Section 7.5 hereof.

             Section 9.7. Bank Inspection Rights. Upon reasonable notice from the Agent, the Borrower will permit the Agent (and such Persons as the Agent may designate, which may include representatives of any one or more Banks if they accompany the Agent) during normal business hours to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and, with the consent of Borrower (which consent shall not be unreasonably withheld), independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The exercise of rights under this Section shall be at the Borrower's expense only to the extent taken after an Event of Default. Nothing contained in this Section 9.7 shall be construed as an express or implied waiver or forfeiture by the Borrower of any accountant-client or other privilege belonging to or accruing to the Borrower and all information disclosed to any Bank pursuant to this Section or inspected by any such Bank shall be subject to the provisions of Section 14.21 of this Agreement.

             Section 9.8. Conduct of Business. Neither the Borrower nor any Subsidiary will engage in any line of business if, as a result, the general nature of the business (that is, the manufacture or sale of sporting goods) of the Borrower and its Subsidiaries taken as a whole would be substantially changed from that conducted on the date hereof.

             Section 9.9. Liens. The Borrower will not, and will not permit any of its North American Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any North American Subsidiary; provided, however, that this Section 9.9 shall not apply to nor operate to prevent:

                   (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

                   (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for
                                      -52-
         which reserves in conformity with GAAP have been provided on the books of the Borrower;

                   (c) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

                   (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review, provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries at any time outstanding secured by such Liens shall not exceed $10,000,000; and

                   (e) Liens upon any Property acquired by the Borrower or any Subsidiary of the Borrower to secure any Indebtedness of the Borrower or any Subsidiary incurred at the time of the acquisition of such Property to finance the purchase price of such Property, provided that any such Lien shall apply only to the Property that was so acquired and the aggregate principal amount of Indebtedness at any time outstanding, secured by such Liens, when taken together with the aggregate amount of liabilities and indebtedness secured by Liens as permitted under Sections 9.9(h) and (k), shall not exceed 10% of the Borrower's Consolidated Stockholder's Equity; and

                   (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary ofs8 the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;

                   (g)  Liens existing on the date hereof and listed on Schedule
         9.9 hereto;

                   (h) any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Subsidiary, provided that such Lien is not created in contemplation of or in connection with such acquisition and the aggregate principal amount of Indebtedness at any time outstanding, secured by such Liens, when taken together with the aggregate amount of liabilities and indebtedness secured by Liens as permitted under Sections 9.9(e) and 9.9(k), shall not exceed 10% of the Borrower's Consolidated Stockholders' Equity;

                   (i) any Lien created pursuant to a Capitalized Lease Obligation, provided that (i) the Indebtedness represented by such Capitalized Lease Obligation does not exceed 100% of the lesser of the cost or fair market value of the leased property at the time of such lease and (ii) such Lien does not apply to any other Property of the Borrower or its Subsidiaries (other than proceeds (including insurance proceeds) of the Property subject to such Lien);

                   (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (i), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced; and

                   (k) Liens not otherwise permitted under this Section 9.9 on Property (other than (i) shares of stock in any Wholly-Owned Subsidiary, (ii) receivables, inventory and similar working capital assets and (iii) patents, trademarks and similar intangibles) securing Indebtedness that, when taken together with the aggregate amount of liabilities and indebtedness secured by Lien as permitted under Sections 9.9(e) and (h), is in an aggregate outstanding principal amount not exceeding 10% of the Borrower's Consolidated Stockholder's Equity.

         Without limiting the generality of the foregoing, the Borrower shall not subject to any Lien, other than involuntary Liens described in Section 9.9(a) - (d) hereof, sell, transfer or otherwise dispose of any shares of capital stock in any Guarantor, or any Indebtedness of any Guarantor.

            Section 9.10. Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the Borrower for working capital, repayment of other Debt, and other general corporate purposes including acquisitions of businesses and other investments permitted by Section 9.14. The Borrower will not use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any margin stock (as defined in Section 7.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

            Section 9.11. Sales and Leasebacks. The Borrower will not, nor will it permit any North American Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Borrower or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor, except to the extent the aggregate principal amount of Capitalized Lease Obligations under such leases does not exceed $10,000,000 at any time outstanding;

            Section 9.12. Mergers, Consolidations and Sales of Assets. (a) The Borrower will not, and will not permit any of its North American Subsidiaries to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "substantial part" of the assets of the Borrower and its North American Subsidiaries; provided, however, that:

                   (1) any Subsidiary of the Borrower may merge or consolidate with or into or sell, lease or otherwise convey all or a substantial part of its assets to the Borrower or any Subsidiary of which the Borrower holds at least the same percentage equity ownership; provided that in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

                   (2) any Subsidiary of the Borrower may consolidate or merge with any other Person (including the Borrower) if (x) in the case of such a transaction involving the Borrower, the Borrower is the surviving or continuing corporation or in any other case, if the surviving corporation is a subsidiary of the Borrower and (y) at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                   (3) the Borrower may consolidate or merge with any other Person if (x) the Borrower is the surviving or continuing corporation and (y) at the time of such consolidation or merger, and after giving effect thereto, no

         Default or Event of Default shall have occurred and be continuing; and

                   (4) Bell Sports Canada Inc., Denrich Sporting Goods Canada Ltd., Cycle Products Company Canada Inc. and Mongoose Bicycle Canada Inc. may amalgamate into a single corporation if such surviving corporation will be a Subsidiary of the Borrower and such corporation confirms, in form and substance reasonably satisfactory to the Agent and Required Banks, its liability in a Subsidiary Guarantee Agreement for the Obligations.

As used in this Section 9.12(a), a sale, lease, transfer or disposition of assets during any fiscal year shall be deemed to be of a "substantial part" of the consolidated assets of the Borrower and its Subsidiaries if the net book value of such assets, when added to the net book value of all other assets (including without limitation stock in Subsidiaries) sold, leased, transferred or disposed of by the Borrower and its Subsidiaries during such fiscal year (other than inventory in the ordinary course of business) and the aggregate consideration received by Subsidiaries from their issuance or sale of their stock during such fiscal year exceeds 10% of the Consolidated Tangible Assets of the Borrower and its Subsidiaries as of the last day of the immediately preceding fiscal year.

           (b) The Borrower will not sell, transfer or otherwise dispose of any shares of capital stock in any Guarantor, or any Indebtedness of any Guarantor, in each case except to a Wholly-Owned Subsidiary.

            Section 9.13. Use of Property and Facilities; Environmental and Health and Safety Laws. (a) The Borrower will, and will cause each of its North American Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary of the Borrower. Without limiting the foregoing, the Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Borrower or any of its Subsidiaries except to the extent such disposal would not (individually or in the aggregate) have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole.

           (b) The Borrower will promptly provide the Agent (which shall promptly furnish each Bank) with copies of any notice or other instrument of the type described in Section 7.11(c) hereof, and in no event later than ten (10) Business Days after an executive officer of the Borrower receives such notice or instrument.

            Section 9.14. Investments, Acquisitions, Loans, Advances and Guaranties. The Borrower will not, nor will it permit any North American Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

                   (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America provided that any such obligation matures within one year from the date it is acquired by the Borrower or Subsidiary;

                   (b) investments in commercial paper rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation maturing within one year of its date of issuance;

                   (c) investments in certificates of deposit issued by any Bank or any United States commercial bank having capital and surplus of not less than $200,000,000 maturing within one year from the date of issuance thereof or in banker's acceptances endorsed by any Bank or other such commercial bank and maturing within six months of the date of acceptance or in Eurodollar time deposits placed with any Bank or other such commercial bank;

                   (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

                   (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

                   (f) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

                   (g) endorsements of negotiable instruments for collection in the ordinary course of business;

                   (h) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

                   (i) acquisitions of all or any substantial part of the assets or business of any other Person or division thereof engaged in the sporting goods business, or of a majority of the Voting Stock of such a Person, or of equity interests in any Person which does not become a Subsidiary as a result of such acquisition but is engaged (or promptly after such acquisition will be engaged) in the sporting goods business, provided that (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such acquisition, (iii) the Borrower shall have delivered to the Banks an updated Schedule 7.2 to reflect any new Subsidiary resulting from such acquisition and (iv) the aggregate amount expended by the Borrower and its Subsidiaries as consideration for such acquisition (and in any event (1) including as such consideration, any Debt assumed or incurred as a result of such acquisition, and (2) excluding as such consideration, any equity securities issued by the Borrower as consideration for such acquisition), when taken together with the aggregate amount expended as consideration (including Debt and excluding  equity  securities as aforesaid) for all other  acquisitions permitted under this Section 9.14(i) after the date hereof on a cumulative basis (the aggregate of the consideration for the acquisition in question and all such other acquisitions being hereinafter referred to as the "Aggregate Acquisition Consideration"), does not exceed $50,000,000 provided (x) if the Aggregate Acquisition Consideration is $10,000,000 or greater but not over $25,000,000, the Borrower can demonstrate that on a pro forma basis (including financial projections for the twelve months following the subject acquisition) after giving effect to the subject acquisition it will continue to comply with all the terms and conditions of the Credit Documents and that the ratio of the Borrower's Total Funded Debt as of (and after giving effect to) the acquisition in question to the Borrower's EBITDA for its then four most recently completed fiscal quarters (EBITDA for such purposes to be determined on a pro forma basis as if the acquisition in questions took place on the first day of such four quarter period) would be less than 4.0 to 1 and
         (y) if the Aggregate Acquisition Consideration is over $25,000,000 but not over $50,000,000, all of the conditions of the immediately preceding clause (x) have been satisfied and the Borrower's actual EBITDA (not on a pro forma basis) for its then four most recently completed fiscal quarters exceeds $25,000,000;

                   (j)  Guaranties  in  existence  as  of  the  date  hereof  of
         Indebtedness of Overseas Subsidiaries (the "Originally Guarantied Overseas Debt") and other Guaranties of Indebtedness to the extent such Indebtedness repays or otherwise refinances the Originally Guaranteed Overseas Debt or repays or otherwise refinances any further refinancings thereof to the extent such refinancing does not exceed the relevant Originally Guarantied Overseas Debt;

                   (k) Investments (as defined above in this Section) in Overseas Subsidiaries provided that (i) such Investments as are made after the date hereof aggregate not more than $10,000,000 on a cumulative basis after the date hereof (excluding for such purposes Investments in the form of Guaranties to the extent the same are replaced or terminate undrawn (without any payment having been made thereon by the relevant guarantor)) and (ii) Investments in Overseas Subsidiaries that only become Subsidiaries through such Investment must comply with the provisions of subsection (i) above;

                   (l) Investments (as defined above in this Section) existing on the date hereof to the extent heretofore disclosed in writing to the Banks in a writing expressly designated for such purpose;

                   (m) Investments (as defined above in this Section) in the Borrower and North American Subsidiaries;

                   (n) other Investments (as defined above in this Section) of the types permitted by the Borrower's written June 1994 Cash Investment Policy, as furnished to the Agent prior to the Closing Date, provided such investments are not made for trading purposes as set forth in such Policy; and

                   (o) Investments not otherwise permitted by this Section 9.14 aggregating not more than $2,000,000 at any one time outstanding.

         In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 9.14, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

            Section 9.15. Consolidated Tangible Net Worth. The Borrower will at all times maintain a Consolidated Tangible Net Worth of not less than the Minimum Required Amount. For purposes of this section, the "Minimum Required Amount" shall mean $55,000,000 and shall increase as of September 28, 1996 and as of the last day of each fiscal quarter thereafter, by an amount equal to 50% of the cumulative positive Consolidated Net Income earned each fiscal quarter commencing and completed after June 30, 1996 (but without subtraction for any negative Consolidated Net Income for any such fiscal quarter).

            Section 9.16. Funded Debt Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower occurring during the periods specified below, maintain the ratio of (x) Total Funded Debt to (y) the sum of
(i) Total Funded Debt and (ii) Consolidated Stockholders' Equity (the "Funded Debt Ratio") at not more than:

    FROM AND                  TO AND                           FUNDED DEBT RATIO
    INCLUDING                 INCLUDING                        SHALL NOT EXCEED:

    The date hereof           June 27, 1997                    .60 to 1

    June 28, 1997             June 26, 1998                    .55 to 1

    June 27, 1998             As of the last day of
                              each fiscal quarter
                              thereafter                       .50 to 1

            Section 9.17. Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower occurring during the periods specified below, maintain an Interest Coverage Ratio of not less than:

FROM AND                         TO AND                  INTEREST COVERAGERATIO
INCLUDING                        INCLUDING               SHALL NOT BE LESS THAN:

The date hereof                  March 30, 1996                1.5 to 1

March 31, 1996                   March 29, 1997                2.25 to 1

March 30, 1997                   September 25, 1998            2.50 to 1

September 26, 1998               As of the last day of each
                                 fiscal quarter thereafter     2.75 to 1

            Section 9.18. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend during any fiscal year, or (without duplication) become obligated to expend during such fiscal year, in each case for capital expenditures (as determined and classified in accordance with GAAP, but in any event excluding amounts expended in Acquisitions permitted by Section 9.14(i) hereof) an aggregate amount in excess of $12,000,000 for the Parent and its Subsidiaries.

            Section 9.19. Dividends and Certain Other Restricted  Payments.  The
Borrower will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) (such non-excepted declarations and payments being hereinafter collectively called "Restricted Dividends") or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (such purchases, redemptions, acquisitions or retirements being hereinafter collectively called "Restricted Redemptions") or (c) directly or indirectly make any payment or other distribution of principal, or interest or premium on or in respect of, or acquire, prepay or retire, any Sub Debt, in each case prior to the stated maturity thereof or prior to any other times required for payment thereof as are in force and effect as of the date hereof (such payments, distributions, acquisitions, prepayments and retirements being hereinafter collectively called "Restricted Sub Debt Payments") (Restricted Redemptions and Restricted Sub Debt Payments being hereinafter collectively called "Restricted Payments"); provided, however, that:

                   (a) The Borrower may declare and pay Restricted Dividends if and to the extent that at the time each such Restricted Dividend is made and immediately after giving effect thereto, (x) no Default or Event of Default shall occur or be continuing, and (y) the aggregate amount of all Restricted Dividends made during each fiscal year (on a cumulative basis) does not exceed 25% of the sum of Net Income for each fiscal quarter of such year in which Net Income is positive;

                   (b) The Borrower may make Restricted Redemptions of up to 15% of its common capital stock outstanding as of the date hereof if and to the extent that at the time each such Restricted Redemption is made and immediately after giving effect thereto, (x) no Default or Event of Default shall occur or be continuing, (y) the aggregate amount of all

         Restricted Redemptions made after the date hereof (on a cumulative basis) does not exceed $10,000,000 and (z) the aggregate amount of all Restricted Payments made after the date hereof (on a cumulative basis) does not exceed $20,000,000;

                   (c) The Borrower may make Restricted Sub Debt Payments retiring Sub Debt at an aggregate purchase price not in excess of 90% of the face value of the Sub Debt so retired if and to the extent that at the time of each such Restricted Sub Debt Payment is made and immediately after giving effect thereto, (w) no Default or Event of Default shall occur or be continuing, (x) the Interest Coverage Ratio for the most recently completed four (4) fiscal quarters of the Borrower is greater than 2.25 to 1.0, (y) the aggregate amount of all Restricted Sub Debt Payments made after the date hereof (on a cumulative basis) does not exceed $13,500,000 and (z) the aggregate amount of all Restricted Payments made after the date hereof (on a cumulative basis) does not exceed $20,000,000; it being understood that the Borrower may request that the Banks permit such purchases in excess of $13,500,000 and that each Bank will consider such request, provided that nothing herein shall constitute a commitment by any Bank to agree to any such additional purchase (it being understood that each Bank has complete discretion to withhold its consent for any reason whatsoever).

            Section 9.20. North American Company. Notwithstanding Sections 9.12 and 9.14 or any other provision of this Agreement, the Consolidated Tangible Assets owned directly by the Borrower and its Wholly-Owned Subsidiaries which are North American Subsidiaries (without regard to their ownership of equity interests in Subsidiaries) shall at all times equal or exceed $150,000,000.

            Section 9.21. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement (where "material" means material for the Borrower and its Subsidiaries taken as a whole) with any Affiliate of such Person (other than the Borrower or any of its Subsidiaries), including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except as set forth on Schedule 9.21 (as amended from time to time in accordance with the provisions hereof) and except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

            Section 9.22. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 9, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower or such Subsidiary, as the case may be, or (y) the failure to comply therewith is not reasonably expected to have, in the aggregate, a material adverse effect on the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole.

            Section 9.23. No Changes in Fiscal Year. Neither the Borrower nor any Subsidiary shall change its fiscal year from its present basis without the prior written consent of the Required Banks (which shall not be unreasonably withheld).


SECTION 10.              EVENTS OF DEFAULT AND REMEDIES.

            Section 10.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

                   (a) default (x) in the payment when due of the principal amount of any Loan or of any Reimbursement Obligation or (y) for a period of three (3) Business Days in the payment when due of interest or of any other Obligation;

                   (b) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in Section 9.1, 9.6(c), 9.9 through 9.12, or 9.14 through 9.19 hereof;

                   (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent;

                   (d) (i) failure to pay when due Debt in an aggregate principal amount of $5,000,000 or more of the Borrower or any Material Subsidiary or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Debt of the Borrower or any Material Subsidiary in an aggregate principal amount of $10,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Debt or a trustee therefor to cause the acceleration of the maturity of any such Debt or any mandatory unscheduled prepayment, purchase or funding thereof;

                   (e) any representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower or any Subsidiary, or in connection with any Credit Document, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

                   (f) the Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency,
         (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action (such as the passage by the Borrower's board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 10.1(g) hereof;

                   (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 10.1(f)(v) shall be instituted against the Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

                   (h) the Borrower or any Material Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $7,500,000, which is not stayed on appeal or otherwise being
                                      -64-
         appropriately contested in good faith in a manner that stays execution thereon;

                   (i) the Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate under a distress termination under Section 4041 of ERISA, a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter and the Borrower or any member of the Controlled Group is reasonably likely to incur a liability in excess of $1,000,000 from such proceeding; or

                   (j) the Borrower or any Subsidiary, or any Person acting on behalf of the Borrower or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Borrower's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect (other than as the direct result of the amalgamation permitted by Section 9.12(a)(4) hereof).

            Section 10.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 10.1 hereof has occurred and is continuing, the Agent shall, by written notice to the Borrower:
(a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required
Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Banks, demand that the Borrower immediately pay to the Agent, subject to Section 10.4, the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 10.1(c) or this Section 10.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

            Section 10.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 10.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent, subject to
Section 10.4, the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

            Section 10.4. Collateral for Undrawn Letters of Credit. (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.2(b) or Section 3.3(b) or under Section 10.2 or 10.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

           (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent or Banks; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above and (ii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Agent shall repay to the Borrower any remaining amounts held in the Account.

            Section 10.5. Notice of Default. The Agent shall give notice to the Borrower under Section 10.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

            Section 10.6. Expenses. The Borrower agrees to pay to the Agent, for the account of the Agent and each Bank, and any other holder of any Note outstanding hereunder, all out-of-pocket expenses reasonably incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.


SECTION 11.              CHANGE IN CIRCUMSTANCES.

            Section 11.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. To the extent required by such change, the Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank and provided, further that the Borrower shall have no obligation under Section 3.4 with respect to any such prepayment.

            Section 11.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

                   (a) the Agent determines that deposits in U.S. Dollars or the Alternative Currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

                   (b) Banks having 25% or more of the aggregate amount of the Revolving Credit Commitment reasonably determine and so advise the Agent that LIBOR as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurocurrency Loans or Loan for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

            Section 11.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

                   (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurocurrency Loans, Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, issue a Letter of

         Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated, or in which such Bank's principal executive office or Lending Office is located); or

                  (ii) shall  impose,  modify or deem  applicable  any  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by Borrower to such Bank hereunder, such Bank shall refund such amount or amounts to Borrower without interest.

           (b) If any Bank or the Agent shall have determined that the adoption, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225,

Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given.

           (c) Each Bank that determines to seek compensation under this Section
11.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 11.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

           (d) No Bank shall  request  any  additional  compensation  under this
Section 11.3 unless it is generally making similar requests of other borrowers similarly situated.

            Section 11.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

            Section   11.5.   Discretion  of  Bank  as  to  Manner  of  Funding.
Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars or the Alternative Currency in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.


SECTION 12.              THE AGENT.

            Section 12.1. Appointment and Authorization of Agent. Each Bank hereby appoints Harris Trust and Savings Bank as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

            Section 12.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

            Section 12.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 9.6(c)(i) hereof, the Agent shall promptly give each of the Banks written notice thereof. The Banks expressly agree that the Agent is not acting as a fiduciary of the Banks in respect of the Credit Documents, the Company or otherwise, and nothing herein or in any of the other Credit Documents shall result in any duties or obligations on the Agent or any of the Banks except as expressly set forth herein. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 10.2 and
10.5. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

            Section 12.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            Section 12.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any Guarantor or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and the Guarantors, and the Agent shall have no liability to any Bank with respect thereto.

            Section 12.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this
Section 12.6 shall survive termination of this Agreement.

            Section 12.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


SECTION 13.              THE GUARANTEES.

            Section 13.1. The Guarantees. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agent, the Banks, and each other holder of an Obligation, the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay any indebtedness or other Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

            Section 13.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                   (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

                   (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;

                   (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Credit Document;

                   (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Bank or any other Person, whether or not arising in connection herewith;

                   (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

                   (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

                   (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by it under the Credit Documents; or

                   (h) any other act or omission to act or delay of any kind by the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 13.

            Section 13.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and all other Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

            Section 13.4. Waivers. (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank or any other Person against the Borrower, another Guarantor or any other Person.

           (b) Subrogation and Contribution. Unless and until the Obligations have been fully paid and satisfied and the Commitments have terminated, each Guarantor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this
Section 13 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Agent, any Bank or any other holder of an Obligation against the Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.

            Section 13.5. Limit on Recovery. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Guarantor under this Section 13 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 13 void or voidable under applicable law, including without limitation fraudulent conveyance law.

            Section 13.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

            Section 13.7. Benefit to Guarantors. The Borrower and all of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower and each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.


SECTION 14.              MISCELLANEOUS.

            Section 14.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 14.1(b) hereof, each payment by the Borrower and each Guarantor under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower or any Guarantor and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower or such Guarantor as applicable, such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

           (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Person") shall submit to the Borrower and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service or, in the case of any Bank exempt from United States Federal withholding tax pursuant to Sections 871(h) or 881(c) of the Code, a Form W-8 or any successor applicable form

(a "Form W-8") together with a statement under penalty of perjury that such Bank is not a "bank" under Section 881(c)(3) of the Code. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans. Each Bank that is a Non-U.S. Person and that is a party hereto as of the Closing Date hereby represents and warrants that, as of the Closing Date, payments made to it hereunder are exempt from the withholding of United States Federal income taxes
(i) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S. Person; (ii) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person's country of residence; or (iii) because such payments are portfolio interest exempt pursuant to Sections 871(h) or 881(c) of the Code.

           (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 14.1. or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

           (d) Notwithstanding any provision of Section 14.1(a) above to the contrary, the Borrower shall not have any obligation to pay any taxes or to indemnify any Bank for such taxes pursuant to this Section 14.1 to the extent that such taxes result from (i) the failure of any Bank to comply with its obligations pursuant to Section 14.1(b) or (ii) any representation made on Form 1001, 4224 or W-8 or successor applicable form or certification by any Bank incurring such taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

            Section 14.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

            Section 14.3. Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

            Section 14.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

            Section 14.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

            Section 14.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 3.4, Section 11.3 and Section 14.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

            Section 14.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 14.7, amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

            Section 14.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof, and to the Borrower and the Guarantors to:

                          Bell Sports Corp.
                          10601 North Hayden Road
                          Suite I-100
                          Attn:  Chief Financial Officer or
                              Director of Corporate Finance
                          Scottsdale, Arizona  85260
                          Telecopy:  602-951-0511
                          Telephone:  602-951-0033 x231 or x232

         Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 14.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 14.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

            Section 14.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

           Section 14.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

           Section 14.11. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments and/or participations in Swing Loans held by such Bank at any time and from time to time, and to assign its rights under such Loans or the Notes evidencing such Loans or Reimbursement Obligations, to one or more other banks, insurance companies, commercial lenders and other financial institutions; provided that no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 14.11, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section
3.4 and Section 11.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment or modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest. The Borrower and each Guarantor authorizes each Bank to disclose to any participant or prospective participant under this Section 14.11 any financial or other information pertaining to the Borrower or any Guarantor, subject to Section 14.21 hereof.

           Section 14.12.    Assignment Agreements.

           (a)  Generally.  Each Bank may,  from time to time upon at least five
(5) Business Days' notice to the Agent and the Borrower, assign to other Persons all or any part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by each Note then owned by such assigning Bank, together with an equivalent proportion of its obligation to make Loans and advances and participate in Letters of Credit and Swing Loans hereunder) pursuant to written agreements in the form attached hereto as Exhibit G executed by such assigning Bank, such assignee Bank or Banks, the Borrower and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by each Note which is to be assigned to each such assignee lender and the portion of the Commitments, and obligations to participate in Letters of Credit and Swing Loans, in each case of the assigning Bank to be assumed by such assignee lender (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Bank's Commitments, Loans, Notes and interests in Letters of Credit and Swing Loans;
(ii) the aggregate amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $10,000,000; (iii) each Bank shall maintain for its own account at least $10,000,000 of its Revolving Credit Commitment and the Agent must retain all of the Swing Line Commitment; (iv) the Agent and the Borrower must each consent (which consent shall not be unreasonably withheld) to each such assignment (except that the Borrower's consent is not required if such assignment is made after an Event of Default under Sections 10.1(f) or 10.1(g) has occurred) to a party which is not a Bank at such time; and (v) the assigning Bank must pay to the Agent a processing and recordation fee of $2,500 and any out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Bank thereunder, the assignee lender thereunder, the Borrower and the Agent and payment to such assigning Bank by such assignee lender of the purchase price for the portion of the indebtedness of the Borrower being acquired by it, (i) such assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with Commitments (including the related obligations to participate in Letters of Credit and Swing Loans) in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of its Commitments (including the related obligations to participate in Letters of Credit and Swing Loans) assumed by such new assignee Bank and
(iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrower shall execute and deliver a Revolving Credit Note to the assignee Bank in the amount of its Revolving Credit Commitment (and a Swing Line Note if such assignee Bank is concurrently with such assignment becoming a new Agent) and a new Revolving Credit Note to the assigning

Bank in the amount of its Revolving Credit Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement.

           (b) Assignment of Commitments under Certain Circumstances. If (a) any Bank (i) shall have delivered a notice or certificate pursuant to Section 11.3,
(ii) shall become subject to the provisions of Section 11.1 or (iii) shall fail or refuse to fund its portion of any Loan for any reason other than the failure of the Borrower to satisfy the conditions precedent to the making of such Loan hereunder, (b) the Borrower shall be required to make additional payments to any Lender under Section 14.1 (or would be required to make such additional payments with respect to any future interest payment), the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Bank and the Agent, to replace such Bank with an assignee (in accordance with and subject to the restrictions contained in Section 14.12(a) hereof), and such Bank hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 14.12(a) hereof) all of such assigning Bank's interests, rights and obligations under this Agreement to such assignee; provided, however, that (A) no such assignment shall conflict with any law or any rule, regulation or order of any governmental authority, (B) such assignee Bank shall pay to the affected Bank in immediately available funds on the date of such assignment the principal of the Loans made and Reimbursement Obligations funded by such Bank hereunder, (C) the Borrower must exercise its right to replace such Bank within forty-five (45) days of the event giving rise to the Borrower's right to so replace such Bank, and (D) the Borrower shall pay to the affected Bank in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Bank hereunder and all other amounts accrued for such Bank's account or owed to it hereunder.

           Section 14.13. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

                   (i) no amendment or waiver pursuant to this Section 14.13 shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) forgive, or reduce the amount of, or postpone any fixed date for payment of, any principal of or interest on any Loan or Reimbursement Obligation or any fee payable hereunder without the consent of each Bank or (C) reduce the stated rate at which interest or any fee hereunder is calculated; and

                  (ii) no amendment or waiver pursuant to this Section 14.13 shall, unless signed by each Bank, change any provision of Section 8,
         Section 11, this Section 14.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents, or release any Guarantor from its guaranty of any Obligations.

           Section 14.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

           Section 14.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated; provided, however that the Borrower's obligation to reimburse the Agent for such fees of Messrs. Chapman and Cutler in connection with the preparation and negotiation of the Credit Documents delivered on or before the Closing Date shall not exceed $40,000 (exclusive of out-of-pocket disbursements and separately charged items). The Borrower further agrees to indemnify each Bank, the Agent, and their respective directors, officers and employees (collectively, "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and related expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit (collectively, "Indemnified Claims"), other than (i) those which arise from the gross negligence or willful misconduct of the party claiming indemnification;
(ii) Indemnified Claims which arise out of a dispute to which the Borrower is not a party, between two or more Banks or between the Agent and one or more Banks; (iii) Indemnified Claims for reimbursement of amounts paid by an Indemnified Party on any final, non-appealable judgment in the Borrower's favor against an Indemnified Party by a court of competent jurisdiction (it being understood and agreed that this clause (iii) shall not affect or limit any amount the Borrower may owe to any Bank as a result of any such claim pursuant to Section 10.6) and (iv) an Indemnified Claim for reimbursement of amounts paid by the party seeking indemnification in any settlement with a party other than the Borrower or any Affiliate thereof which has been properly effected by an Indemnified Party without the prior consent of the Borrower, unless the Borrower has had a reasonable opportunity to assume responsibility and not diligently prosecuted a defense of such Indemnified Claim. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

           Section 14.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and upon the acceleration of all amounts owing hereunder, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower and each Guarantor at any time or from time to time, with notice to the Borrower simultaneously therewith or promptly thereafter, but without notice, to the Guarantors or to any other Person, any such additional notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or any Guarantor to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

           Section 14.17. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower and each Guarantor in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Borrower or relevant Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under Section 14.7 hereof, such Person agrees to remit such excess to the Borrower.

           Section 14.18. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

           Section 14.19. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

           Section 14.20. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, each Guarantor, the Agent, and each Bank hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Credit Document or the transactions contemplated thereby.

           Section 14.21. Confidentiality. Each Bank agrees to maintain in confidence and not to disclose without the Borrower's consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Bank, each of which shall have a bona-fide need to know and shall also be bound by this Section 14.21) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to this Agreement and not previously disclosed in any filing made by the Borrower with the SEC; provided that any Bank may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Bank, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, or (e) to any prospective or actual participant under Section 14.11 or
14.12 hereof in connection with any contemplated or actual transfer of a participating or other interest in such Bank's rights or obligations hereunder; provided, that (i) such actual or prospective transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section 14.21 and (ii) in the case of any disclosure under subsection
(c) above, such Bank shall (to the extent permitted by applicable law) notify the Borrower of such disclosure so that the Borrower may seek an appropriate protective order or waive such Bank's compliance with the provisions of this Section, it being understood that if the Borrower has no right to obtain such a protective order or if the Borrower does not commence procedures to obtain such a protective order within ten business days of the receipt of such notice, such Bank's compliance with this Section shall be deemed to have been waived with respect to such disclosure.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of February 15, 1996.
                                         BELL SPORTS CORP.

                                         By  Howard A. Kosick
                                             ------------------
                                         Name:  Howard A. Kosick
                                         Title: Secretary, Executive
                                              Vice President & CFO

                                         BELL SPORTS, INC.

                                         By  Howard A. Kosick
                                             ----------------
                                         Name:  Howard A. Kosick
                                         Title:  Secretary

                                         AMERICAN RECREATION COMPANY
                                             HOLDINGS, INC.

                                         By  Howard A. Kosick
                                             ----------------
                                         Name:  Howard A. Kosick
                                         Title:  Secretary

                                         AMERICAN RECREATION COMPANY, INC.

                                         By  Howard A. Kosick
                                             ----------------
                                         Name:  Howard A. Kosick
                                         Title:  Secretary

                                         GIRO SPORT DESIGN INTERNATIONAL, INC.

                                         By  Howard A. Kosick
                                             ----------------
                                         Name:  Howard A. Kosick
                                         Title:  Secretary

                                         MONGOOSE BICYCLE CANADA INC.

                                         By  Stephen A. Silverstein
                                             ----------------------
                                         Name:  Stephen A. Silverstein
                                         Title:  President

                                         DENRICH SPORTING GOODS CANADA LTD.

                                         By  Stephen A. Silverstein
                                             -----------------------
                                         Name:  Stephen A. Silverstein
                                         Title:  President

                                         CYCLE PRODUCTS COMPANY CANADA LTD.

                                         By  Stephen A. Silverstein
                                             -----------------------
                                         Name:  Stephen A. Silverstein
                                         Title:  President

                                         BELL SPORTS CANADA INC.

                                         By  Stephen A. Silverstein
                                             -----------------------
                                         Name:  Stephen A. Silverstein
                                         Title:  President

Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitments:

Address: HARRIS TRUST AND SAVINGS BANK, IN ITS INDIVIDUAL CAPACITY AS a Bank and as Agent
         111 West Monroe Street
         Chicago, Illinois  60690
         Attn.:  Emerging Majors

                                      By  M. Elizabeth Gilliam
                                        -------------------------
Telecopy:  (312) 461-2591             Name: M. Elizabeth Gilliam
Telephone:  (312) 461-3474            Title:  Vice President

   Commitment:                 $30,000,000


Lending Offices:

Domestic Rate Loans:

         111 West Monroe Street
         Chicago, Illinois  60690
         Attn.: Emerging Majors

Eurocurrency Loans:

         111 West Monroe Street
         Chicago, Illinois  60690
         Attn.: Emerging Majors

Address and Amount of Commitments:

Address:                                          THE BOATMEN'S NATIONAL BANK OF
                                                  ST. LOUIS
         One Boatmen's Plaza
         800 Market Street
         Post Office Box 236
         St. Louis, Missouri  63166-0236
         Attn.:  ______________
                                                  By Eric A. Gudmentad
                                                     --------------------
Telecopy:  (___) ___-_____                        Name: Eric A. Gudmentad
Telephone:  (___) ___-_____                       Title:Assistant Vice President

   Commitment:                 $15,000,000


Lending Offices:

Domestic Rate Loans:

         ______________________
         ______________________
         Attn.:  ______________

Eurocurrency Loans:

         ______________________
         ______________________
         Attn.:  ______________

Address and Amount of Commitments:

Address:                                          BANK OF AMERICA - ARIZONA

         101 North First Avenue
         Phoenix, Arizona  85003
         Attn.:  Debi D. Jefferson
                                                  By  Jonathon N. Kenney
                                                      ------------------
Telecopy:  (602) 594-2967                         Name: Jonathon N. Kenney
Telephone: (602) 594-4336                         Title: Vice President

   Commitment:                 $15,000,000


Lending Offices:

Domestic Rate Loans:

         As Above _____________
         ______________________
         Attn.:  ______________

Eurocurrency Loans:

         As Above _____________
         ______________________
         Attn.:  ______________

Address and Amount of Commitments:

Address:                                            THE NORTHERN TRUST COMPANY

         50 South LaSalle Street
         Chicago, Illinois  60675
         Attn.:  Edie Reed
                                                    By__________________________
Telecopy:  (312) 630-1566                           Name:_______________________
Telephone:  (312) 630-3352                          Title:______________________

   Commitment:                 $10,000,000


Lending Offices:

Domestic Rate Loans:

         50 South LaSalle Street
         Chicago, Illinois 60675
         Attn.:  Edie Reed

Eurocurrency Loans:

         50 South LaSalle Street
         Chicago, Illinois 60675
         Attn.:  Edie Reed

Address and Amount of Commitments:

Address:                                            NORWEST BANK ARIZONA, N.A.

         3300 North Central Avenue
         Phoenix, Arizona  85012
         Attn.:  J. Daniel McKirgan
                                                    By  J. Daniel McKirgan
                                                        ------------------
Telecopy:  (602) 263-5855                           Name: J. Daniel McKirgan
Telephone:  (602) 263-1265                          Title:  Vice President

   Commitment:                 $10,000,000


Lending Offices:

Domestic Rate Loans:

         ______________________
         ______________________

         Attn.:  ______________

Eurocurrency Loans:

         ______________________
         ______________________

         Attn.:  ______________

Address and Amount of Commitments:

Address:                                            LASALLE NATIONAL BANK

         120 South LaSalle Street
         Chicago, Illinois  60603
         Attn.:  Carol Morse
                                                    By Carol Morse
                                                       -----------
Telecopy:  (312) 904-6457                           Name: Carol Morse
Telephone:  (312) 904-8128                          Title: Vice President

   Commitment:                 $20,000,000


Lending Offices:

Domestic Rate Loans:

         ______________________
         ______________________

         Attn.:  ______________

Eurocurrency Loans:

         ______________________
         ______________________
         Attn.:  ______________

                                    EXHIBIT A

                            NOTICE OF PAYMENT REQUEST

[Name of Bank]                                               [Date]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of February 15, 1996 among Bell Sports Corp., the Banks named therein, and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $__________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $____________] or [Harris Trust and Savings Bank has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $____________. Your Bank's Percentage of the returned Reimbursement Obligations is $____________.]

                                             Very truly yours,

                                             HARRIS TRUST AND SAVINGS BANK


                                             By________________________________
                                                  Its__________________________

                                    EXHIBIT B


                                      NOTE

                                                         ________________, 19___

         FOR VALUE RECEIVED, the undersigned, Bell Sports Corp., a Delaware corporation (the "Borrower"), promises to pay to the order of ________________________________ (the "Bank") on the Termination Date of the
hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrower) in the currency of such Loan in accordance with Section 5.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Note is one of the Notes referred to in the Credit Agreement dated as of February 15, 1996, among the Borrower, Harris Trust and Savings Bank, as Agent, and the Banks party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby promises to pay certain out-of-pocket costs and expenses (including certain attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                           BELL SPORTS CORP.


                                           By___________________________________
                                                Its_____________________________

                                    EXHIBIT C

                                 SWING LINE NOTE



$5,000,000.00                                                   __________, 1996

         On the Termination Date, for value received, the undersigned, BELL SPORTS CORP., a Delaware corporation (the "Borrower"), promises to pay to the order of Harris Trust and Savings Bank (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Five Million and 00/100 Dollars ($5,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Loans owing from the Borrower to the Bank under the Swing Line Commitment provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences Swing Loans made and to be made to the Borrower by the Bank under the Swing Line Commitment provided for under that certain Credit Agreement dated as of February 15, 1996 by and between the Borrower, Harris Trust and Savings Bank individually and as Agent and certain lenders which are or may from time to time become parties thereto (the "Credit Agreement"), and the Borrower hereby promises to pay interest at the office specified above on each Swing Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

         Each Swing Loan made under the Swing Line Commitment provided for in the Credit Agreement by the Bank to the Borrower against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be prima facie evidence of the unpaid balance of this Note and the interest rates applicable thereto.

         This Note is issued by the Borrower under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity as specified in the Credit Agreement, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

         The Borrower hereby promises to pay certain out-of-pocket costs and expenses (including certain attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                              BELL SPORTS CORP.


                                              By________________________________
                                                   Its__________________________

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is furnished to Harris Trust and Savings Bank as Agent pursuant to the Credit Agreement (the "Credit Agreement") dated as of February 15, 1996, by and among Bell Sports Corp., the Banks signatory thereto and Harris Trust and Savings Bank as Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

                    1. I am the duly elected or appointed ________________ of Bell Sports Corp.;

                    2. I have reviewed the terms of the Credit Agreement and in my capacity as such officer, am generally familiar with the financial condition of Bell Sports Corp. and its Subsidiaries during the accounting period covered by the attached financial statements;

                    3. I have no knowledge of the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

                    4. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, 19___.

                                              __________________________________

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE
                                BELL SPORTS CORP.


           Compliance Calculations for Multicurrency Credit Agreement
                          Dated as of February 15, 1996
                     Calculations as of _____________, 19___

- - -------------------------------------------------------------------------------



A.       CONSOLIDATED TANGIBLE NET WORTH (SECTION 9.15)

         1.       Consolidated Stockholder's Equity as defined  _________

         2.       Consolidated Intangible Assets as defined _________

         3.       Line 1 less line 2 ("Consolidated Tangible Net Worth")
                                                       __________________

         4.       Cumulative Consolidated Net Income
                  for each fiscal quarter commencing after June 30, 1996 _________

         5.       50% of Line 4 amount _________

         6.       Sum of Line 5 plus _________
                  55,000,000 ("Minimum Required Amount")

                  Line 3 must not be less than Line 6

         7.       Company is in compliance?
                  (Circle yes or no)
                  Yes/No



B.       INVESTMENTS IN OVERSEAS SUBSIDIARIES (9.14(J))

         1.       Investments in Overseas Subsidiaries  _________

         2. Line 1 minus Investments in Overseas Subsidiaries existing as of 2/15/96 __________
                  (Line 2 must not exceed $10,000,000)

         3.       Company is in compliance?
                  (Circle yes or no)
                  Yes/No



C.       FUNDED DEBT RATIO (SECTION 9.16 )

         1.       Total Funded Debt as defined _________

         2.       Consolidated Stockholders' Equity as defined _________

         3.       Ratio of Total Funded Debt (Line 1)
                  to Total Funded Debt plus Consolidated
                  Stockholder's Equity (Line 1 plus  Line 2)
                  ("Funded Debt Ratio")  :1

         4.       As listed in Section 9.16, for the date

                  of this Certificate, Funded Debt Ratio
                  must not be greater than                :1

         5.       Company is in compliance?
                  (Circle yes or no)
                  Yes/No


D.       INTEREST COVERAGE RATIO (SECTION 9.17)

         1.       Consolidated Net Income as defined
                  for past four quarters (except as set forth otherwise in definition) _________________

         2.       Amounts deducted in arriving
                  at Consolidated Net Income:

                  (a)      Interest Expense  _________________

                  (b)      Federal, state and local
                           income taxes _________________

                  (c) Increase in cost of goods sold due to write-ups of inventory acquired in a business combination accounted for as a purchase sold due to write-ups ___________

                  (d)      Amortization _________________

                  (e)      Earnings charges representing
                           accruals for Canadian  products
                           liability __________


         3.       Sum of Lines 1, 2(a), 2(b), 2(c),
                  2(d) and 2(e) ("EBITA")

         4.       Interest Expense ___________

         5.       Ratio of EBITA (Line 3)
                  to Interest Expense (Line 4) ("Interest
                  Coverage Ratio") :1

         6.       As listed in Section 9.17, for
                  the date of this Certificate,
                  the Interest Coverage
                  Ratio shall not be less than :1

         7.       Company is in compliance?
                  (Circle yes or no)
                  Yes/No

                                    EXHIBIT E


                         SUBSIDIARY GUARANTEE AGREEMENT


                                                         _________________,19___

HARRIS TRUST AND SAVINGS BANK, as Agent for the Banks party to the Credit Agreement dated as of February 15, 1996 among Bell Sports Corp., certain Guarantors, such Banks and such Agent (the "Credit Agreement")

Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation] corporation, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitations Section 13 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                            Very truly yours,

                                            [NAME OF SUBSIDIARY GUARANTOR]
                                     -106-

                                            By__________________________________
                                            Name________________________________
                                            Title_______________________________

                                   EXHIBIT F-1


                               OPINION OF COUNSEL

                                   EXHIBIT F-2


                               OPINION OF COUNSEL

                                   EXHIBIT F-3


                               OPINION OF COUNSEL

                                    EXHIBIT G


                            ASSIGNMENT AND ACCEPTANCE

                                           Dated _____________, 19_____

         Reference is made to the Multicurrency Credit Agreement dated as of February ___, 1996 (the "Credit Agreement") among Bell Sports Corp., the Guarantors (as defined in the Credit Agreement) party thereto, the Banks (as defined in the Credit Agreement) and Harris Trust and Savings Bank, as Agent for the Lenders (the "Agent").
Terms defined in the Credit Agreement are used herein with the same meaning.

       _____________________________________________________   (the  "Assignor")
and   _________________________ (the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Revolving Credit Commitment as in effect on the Effective Date and the Committed Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations and Swing Loans, if any.

            2. The Assignor  (i)  represents  and  warrants  that as of the date hereof (A) its Revolving Credit Commitment is $____________, (B) the aggregate outstanding principal amount of Committed Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates, currencies and interest periods for such Committed Loans is attached as Schedule 1 hereto, (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________ and (D) the aggregate amount of Assignor's participations (whether or not funded) in outstanding Swing Loans is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Banks pursuant to in Sections 9.6(a)(i), (ii) and (iii) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

            4. As  consideration  for the  assignment and sale  contemplated  in
Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $________________1. It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            5. The effective date for this Assignment and Acceptance shall be _____________, 19___(the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Borrower for its acceptance and to the Agent for acceptance and recording by the Agent.
- - --------
1 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum

            6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

            8. In accordance with Section 14.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver to the Assignee a Revolving Credit Note payable to the Assignee in the amount of its Revolving Credit Commitment and a new Revolving Credit Note to the Assignor in the amount of its Revolving Credit Commitment after giving effect to the assignment hereunder.

            9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.


                                         [ASSIGNOR LENDER]


                                         By:___________________________________
                                         Title:

                                         [ASSIGNEE LENDER]


                                         By:___________________________________
                                              Title:

                                         Lending Office
                                                (and
                                                address
                                                for
                                                notices):

                                         LIBOR Funding Office:

Accepted and consented this
____ day of ___________, 19__

BELL SPORTS CORP.


By:_________________________
Title:______________________



Accepted and consented to by the Agent this _______ day of ___________, 19__

[AGENT]


By__________________________
Title:______________________

                                   SCHEDULE I

Principal          Type of                                         Last day of
 Amount         Committed Loan     Currency    Interest Rate     Interest Period

                                  SCHEDULE 7.2

                        SCHEDULE OF EXISTING SUBSIDIARIES

                                                                                 Applicable
                                                                                Definition of
                                                                                 Subsidiary
                                                                 Borrower's       Pursuant
                                          Jurisdiction of        Ultimate %     to the Credit
Subsidiary                    Guarantor    Incorporation         Ownership        Agreement
- - ----------                    ---------    -------------         ---------        ---------
Bell Sports, Inc.                Yes         California            100%             N, M
American Recreation
 Company Holdings, Inc.          Yes         Delaware              100%             N, M
American Recreation
 Company, Inc.                   Yes         Delaware              100%             N, M
EuroBell, S.A.                   No          France                100%*            O
Bell Sports Canada
 Inc. (1)                        Yes         Quebec                100%             N
Mongoose Bicycle
 Canada Inc. (1)                 Yes         Canada                100%             N
Denrich Sporting Goods
 Canada Ltd. (1)                 Yes         Canada                100%             N
Cycle Products Company
 Canada, Ltd. (1)                Yes         Canada                100%             N
Giro Sport Design
 International, Inc.             Yes         California            100%             N
Giro Ireland, Limited            No          Ireland               100%*            O

LEGEND --

*   - Except for nominal statutory shares held by directors.

(1) - These subsidiaries are expected to be amalgamated by February 24, 1996 into a single federally chartered Canadian company to be known as Bell Sports Canada, Inc. ("NEWCO"). NEWCO is expected to qualify as a Material Subsidiary and will be a Guarantor as those terms are used in the Credit Agreement.

N - North American Subsidiary as that term is used in the Credit Agreement.

M - Material Subsidiary as that term is used in the Credit Agreement.

O - Overseas Subsidiary as that terms is used in the Credit Agreement.

                                  SCHEDULE 7.5

                       LITIGATION AND LABOR CONTROVERSIES

Pursuant to Section 7.5 of the Credit Agreement, except as summarized below or disclosed in the Borrower's Forms 10-Q and 10-K filed with the SEC or its other filings with the SEC, there is no litigation or governmental proceeding or labor controversies pending, or to the knowledge of the Borrower or any Guarantor, threatened which could be reasonably be expected to be adversely determined and, if adversely determined, would materially adversely affect the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole:

Product Liability

o On February 2, 1996, a Toronto, Canada jury returned a verdict against Bell based on injuries arising out of a 1986 motorcycle accident. The jury found that Bell was 25% responsible for the injuries with the remaining 75% of the fault assigned to the plaintiff and the other defendant. If the judgment is upheld, the amount of the claim for which Bell would be responsible and the fees and tax implication associated therewith are estimated to be between $3.0 million and $4.0 million. The Company sold its motorcycle helmet manufacturing business in June 1991 in a transaction in which the purchaser assumed all responsibility for product liability claims arising out of helmets manufactured prior to the date of disposition and the Company agreed to use its in-house defense team defend these claims at the purchaser's expense. If the purchaser is for any reason unable to pay the judgment, settlement amount or defense costs arising out of this or any other claim, the Company could be held responsible for the payment of such amounts or costs. The Company believes that the purchaser does not have the financial resources to pay any significant judgment, settlement amount or defense costs arising out of this or any other claim.

         The Company believes that there are significant grounds for appeal. Although the Company cannot produce the outcome of an appeal, the Company currently has adequate cash balance and sources of capital available to satisfy the judgment of Bell was unsuccessful in an appeal. Accordingly, the Company currently does not believe the claim will have a material adverse effect n liquidity or the financial condition of the Company. Although the Company maintains product liability insurance, this claim arose during a period in which the Company was self-insured. The Company currently does not have a reserve for this judgment.

o The Company is subject to various other product liability claims and/or suits brought against it for claims involving damages for personal injuries or deaths. Allegedly, these injuries or deaths relate to the use by claimants of products manufactured by the Company and, in certain cases, products manufactured by others. The ultimate outcome of these existing claims and any potential future claims cannot presently be determined. Management believes that other existing product liability claims/suits are defensible and that, based on the Company's past experience and assessment of current claims, the aggregate of defense costs and any losses will not have a material adverse impact on the Company's financial position or results of operations.

Shareholder Litigation

o On February 16, 1995, an AMRE shareholder filed a lawsuit, on his own behalf, and a purported class action, against AMRE and its directors in the Chancery Court of the State of Delaware, alleging various breaches of fiduciary and common law duties and requesting both monetary and injunctive relief. The alleged basis for the claims are the actin of AMRE and its directors in connection with the authorization and approval of the AMRE Merger with Bell Sports Corp. The AMRE Merger was consummated on July 3, 1995 and the case has been inactive since that date. On October 2, 1995, the Company filed a motion to dismiss the case.

                                  SCHEDULE 7.11

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 7.12

                                  REAL PROPERTY




         LOCATION                                    INTEREST              LIENS



BELL SPORTS, INC.

1.       Rt. 136 East
         Rantoul, Illinois                        Operating Lease
         No

2.       170 Knowles Ave
         Los Gatos, California                    Operating Lease
         No


BELL SPORTS CORP.

1.       10601 N. Hayden Rd.
         Scottsdale, Arizona                      Operating Lease
         No


AMERICAN RECREATION COMPANY HOLDINGS, INC.

1.       4B Mall Drive
         Commack, New York                        Operating Lease
         No

2.       55 and 57 Grumbacker Rd.
         York, Pennsylvania                       Owned
         No


AMERICAN RECREATION COMPANY, INC.

1.       4B Mall Drive
         Commack, New York                        Operating Lease
         No

2.       55 and 57 Grumbacker Rd.
         York, Pennsylvania                       Operating Lease
         No

3.       2887 Lakeview Rd.
         Memphis, Tennessee                       Operating Lease
         No

4.       2900 Lakeview Rd.
         Memphis, Tennessee                       Operating Lease
         No

5.       3400 Kashwin Street
         Torrence, California                     Operating Lease
         No

6.       5045 Peabody Rd.
         Fairfield, California                    Operating Lease
         No


DENRICH SPORTING GOODS CANADA LTD.

1.       505 Leon Hammel
         Granby, Quebec, Canada                   Operating Lease
         No

2.       700 Charmin Bernard
         Granby, Quebec, Canada                   Operating Lease
         No


MONGOOSE BICYCLE CANADA, INC.

1.       123-9018 10th Av. NE
         Calgary, Albeta, Canada                  Operating Lease
         No


BELL SPORTS CANADA, INC.

1.       231 St. Charles South
         Granby, Quebec, Canada                   Operating Lease
         No


CYCLE PRODUCTS COMPANY CANADA, LTD.

1.       505 Leon Hammel
         Granby, Quebec, Canada                   Operating Lease
         No

2.       700 Charmin Bernard
         Granby, Quebec, Canada                   Operating Lease
         No


GIRO SPORT DESIGN INTERNATIONAL, INC.

1.       380 and 337 Encinal
         Santa Cruz, California                   Operating Lease
         No


GIRO IRELAND, LIMITED

1.       Bay Industrial Estate
         Newcastle West
         County Limerick, Ireland                 Operating Lease
         No


EUROBELL, S.A.

1.       30 Cours Camille Pelletan
         133000 Salon de Provence, France         Operating Lease
         No

2.       Z1 du Buisson, Rue Mathieu Vallet
         P.B.4,
         Roche La Moliere, France                 Operating Lease
         No

3.       5 Rue de'lAncienne Marle
         Clinchy, France                          Capital Lease
         No


CLOSED LOCATION

1.       13875 Cerritos Rd.
         Cerritos, California                     Operating Lease
         No

                                  SCHEDULE 9.9

                                 EXISTING LIENS

                                  SCHEDULE 9.21

                            CONTRACTS WITH AFFILIATES



                                     -124-